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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Kilroy Realty Corporation 6.875% Series G Cumulative Redeemable Preferred Stock, $.01 par value per share	4,600,000(1)	$25.00	$115,000,000	$13,179.00

Kilroy Realty Corporation Common Stock, $.01 par value per share	5,048,500(3)

(1)
Includes 600,000 shares of 6.875% Series G Cumulative Redeemable Preferred Stock, par value $.01 per share, which may be purchased by the underwriters upon the exercise of the underwriters' overallotment option.

(2)
The filing fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933. In accordance with Rules 456(b) and 457(r), the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-172560 filed by the registrant on March 1, 2011.

(3)
Represents the maximum number of shares of common stock initially issuable upon conversion of the 6.875% Series G Cumulative Redeemable Preferred Stock based on the share cap, as described in the prospectus supplement, and assuming the full exercise of the underwriters' over-allotment option. In accordance with Rule 416 under the Securities Act of 1933, also includes an indeterminate number of additional shares of the registrant's common stock that may, pursuant to anti-dilution adjustments, be issuable upon conversion of the 6.875% Series G Cumulative Redeemable Preferred Stock in the event of stock splits, stock dividends or similar transactions involving the common stock of the registrant. Pursuant to Rule 457(i) under the Securities Act of 1933, there is no filing fee payable with respect to the shares of common stock issuable upon conversion of the 6.875% Series G Cumulative Redeemable Preferred Stock because no additional consideration will be received in connection with any conversion.

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-172560

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 1, 2011)

4,000,000 Shares

6.875% Series G Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 Per Share)

          We are selling 4,000,000 shares of our 6.875% Series G Cumulative Redeemable Preferred Stock, which we refer to in this prospectus supplement as the Series G preferred stock. The Series G preferred stock will not be redeemable before March 27, 2017, except under circumstances intended to preserve our status as a real estate investment trust for federal and/or state income tax purposes and except as described below upon the occurrence of a Change of Control (as defined in this prospectus supplement). On and after March 27, 2017, we may, at our option, redeem any or all of the shares of the Series G preferred stock at $25.00 per share plus, subject to exceptions, any accrued and unpaid dividends to but excluding the date fixed for redemption. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem any or all of the shares of Series G preferred stock, within 120 days after the first date on which such Change of Control occurred, at $25.00 per share plus, subject to exceptions, any accrued and unpaid dividends to but excluding the date fixed for redemption. The shares of Series G Preferred Stock have no stated maturity, are not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless we redeem or otherwise repurchase them or they become convertible and are converted as described in this prospectus supplement.

          Upon the occurrence of a Change of Control, each holder of Series G preferred stock will have the right (unless, prior to the Change of Control Conversion Date (as defined), we have provided or provide notice of our election to redeem some or all of the shares of Series G preferred stock held by such holder as described in this prospectus supplement, in which case such holder will have the right only with respect to shares of Series G preferred stock that are not called for redemption) to convert some or all of the Series G preferred stock held by such holder into shares of our common stock on the Change of Control Conversion Date, all on the terms and subject to the conditions described in this prospectus supplement, and subject to a Share Cap (as defined) and to provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.

          Currently no market exists for the Series G preferred stock. We plan to file an application to list the Series G preferred stock on the New York Stock Exchange, or NYSE. If the application is approved, trading of the Series G preferred stock on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series G preferred stock.

          An investment in the Series G preferred stock involves various risks and prospective investors should carefully consider the matters discussed under "Risk Factors" beginning on page S-8 of this prospectus supplement and under "Risk Factors" in our and our operating partnership's Annual Report on Form 10-K for the year ended December 31, 2011, as well as the other risks described in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in each, before making a decision to invest in Series G preferred stock.

	Per Share	Total

Public offering price(1)	$25.00	$100,000,000

Underwriting discount	$0.7875	$3,150,000

Proceeds, before expenses, to Kilroy Realty Corporation	$24.2125	$96,850,000

(1)
Plus accrued dividends from March 27, 2012, if settlement occurs after that date.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

          We have granted the underwriters an option to purchase a maximum of 600,000 additional shares of the Series G preferred stock to cover overallotments, if any, exercisable at any time until 30 days after the date of this prospectus supplement.

          The shares of Series G preferred stock will be ready for delivery through The Depository Trust Company on or about March 27, 2012.

Joint Book-Running Managers

Wells Fargo Securities	BofA Merrill Lynch	Barclays Capital	J.P. Morgan

RBC Capital Markets

Comerica Securities	KeyBanc Capital Markets

The date of this prospectus supplement is March 16, 2012.

Prospectus Supplement

 Prospectus

        Kilroy Realty Corporation, or the Company, is the sole general partner of Kilroy Realty, L.P., or the operating partnership. Unless otherwise expressly stated or the context otherwise requires, in this prospectus supplement and the accompany prospectus "we," "us," and "our" refer collectively to Kilroy Realty Corporation and its subsidiaries, including the operating partnership.

        You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, any document incorporated or deemed to be incorporated by reference in each and any free writing prospectus that we may prepare in connection with this offering. Neither we nor the underwriters have authorized anyone to provide you with any additional or different information. If anyone provides you with any additional or different information, you should not rely on it. Neither this prospectus supplement and the accompanying prospectus, nor any such free writing prospectus, is an

S-i

offer to sell or a solicitation of an offer to buy any securities other than the Series G preferred stock to which it relates, or an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated or deemed to be incorporated by reference in each, or any free writing prospectus that we may prepare in connection with this offering is correct on any date after their respective dates. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those respective dates.

 Industry and Market Data

        In the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, we rely on and refer to information and statistics regarding, among other things, the industry, markets, submarkets and sectors in which we operate. We obtained this information and these statistics from various third-party sources and our own internal estimates. We believe that these sources and estimates are reliable, but have not independently verified them and cannot guarantee their accuracy or completeness.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary may not contain all the information that may be important to you in deciding whether to invest in the Series G preferred stock. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference in each, including the financial statements and related notes, before making an investment decision.

 The Company

        We are a self-administered real estate investment trust, or REIT, active in office and industrial submarkets along the West Coast. We own, develop, acquire and manage real estate assets, consisting primarily of Class A real estate properties in the coastal regions of Los Angeles, Orange County, San Diego County, the San Francisco Bay Area and greater Seattle, which we believe have strategic advantages and strong barriers to entry. Class A real estate encompasses attractive and efficient buildings of high quality that are attractive to tenants, are well-designed and constructed with above-average material, workmanship and finishes and are well-maintained and managed.

        As of December 31, 2011, our stabilized portfolio of operating properties was comprised of 104 office buildings and 39 industrial buildings, which encompassed an aggregate of approximately 11.4 million and 3.4 million rentable square feet, respectively. As of December 31, 2011, the office properties were approximately 90.1% occupied by 419 tenants and the industrial properties were approximately 100% occupied by 63 tenants. Our stabilized portfolio excludes undeveloped land, development and redevelopment properties currently under construction or committed for construction, "lease-up" properties, and properties held-for-sale. As of December 31, 2011, we had four office redevelopment properties under construction encompassing approximately 918,000 rentable square feet. We define "lease-up" properties as properties we recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities. We had no "lease-up" properties as of December 31, 2011. As of December 31, 2011, we had two office properties held-for-sale encompassing approximately 254,000 rentable square feet, which were sold in January 2012.

        Kilroy Realty Corporation is a Maryland corporation organized to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, which owns its interests in all of its properties through Kilroy Realty, L.P., or the operating partnership, and Kilroy Realty Finance Partnership, L.P., or the finance partnership, both of which are Delaware limited partnerships. We conduct substantially all of our operations through the operating partnership in which, as of December 31, 2011, Kilroy Realty Corporation owned an approximate 97.2% general partnership interest. The remaining 2.8% common limited partnership interest in the operating partnership as of December 31, 2011 was owned by non-affiliated investors and certain directors and officers of Kilroy Realty Corporation. Kilroy Realty Finance, Inc., one of Kilroy Realty Corporation's wholly-owned subsidiaries, is the sole general partner of the finance partnership and owns a 1.0% general partnership interest. The operating partnership owns the remaining 99.0% limited partnership interest in the finance partnership. We conduct substantially all of our development activities through Kilroy Services, LLC, or KSLLC, which is a wholly-owned subsidiary of the operating partnership. With the exception of the operating partnership, as of December 31, 2011, all of the beneficial ownership interests in Kilroy Realty Corporation's subsidiaries were wholly-owned directly or indirectly by Kilroy Realty Corporation and the operating partnership.

        The Company's outstanding common stock and preferred stock are listed on the NYSE. The Company's common stock is listed under the symbol "KRC," the Company's 7.80% Series E Cumulative Redeemable Preferred Stock, or the Series E preferred stock, is listed under the symbol "KRC-PRE" and the Company's 7.50% Series F Cumulative Redeemable Preferred Stock, or the Series F preferred stock, is listed under the symbol "KRC-PRF." We intend to file an application to list the Series G preferred stock on the NYSE under the symbol "KRC-PRG." We have also authorized the issuance of 1,500,000 shares of our 7.45% Series A Cumulative Redeemable Preferred Stock, or the Series A preferred stock. The Series A preferred stock is issuable on a one-for-one basis upon exchange of the 7.45% Series A Cumulative Redeemable Preferred Units, or the Series A preferred units, of the operating partnership and no shares of Series A preferred stock are currently outstanding.

        Our principal executive offices are located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064. Our telephone number is (310) 481-8400. Our website is located at www.kilroyrealty.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission, or SEC.

Recent Developments

        Recent Acquisition.    On March 1, 2012, we acquired from an unrelated third party the Menlo Corporate Center in Menlo Park, California. The property consists of seven office buildings located at 4100-4700 Bohannon Drive, encompasses approximately 374,000 rentable square feet, and was purchased for approximately $162.5 million in cash.

        Potential Acquisitions.    As a key component of our growth strategy, we continually evaluate selected property acquisition opportunities as they arise. As a result, at any point in time we may have one or more potential acquisitions under consideration that are in varying stages of evaluation, negotiation or due diligence review, which may include potential acquisitions under contract. As of the date of this prospectus supplement, we were in negotiations for possible acquisitions of three properties in West Coast markets aggregating approximately 741,000 rentable square feet for estimated purchase prices aggregating approximately $216.5 million (which includes the assumption of debt aggregating approximately $89.0 million). We cannot provide assurance that we will enter into definitive agreements to acquire these properties. If we do enter into definitive agreements, the terms of those agreements may differ from the terms that we currently contemplate and those agreements will be subject to satisfaction of closing conditions and the acquisitions may not be completed. In the future, we may enter into agreements to acquire other properties, and those agreements typically will be subject to the satisfaction of closing conditions. We cannot provide assurance that we will enter into any agreements to acquire properties, or that the potential acquisitions contemplated by any agreements we may enter into in the future will be completed. Costs associated with acquisitions are expensed as incurred and we may be unable to complete an acquisition after making a nonrefundable deposit or incurring acquisition-related costs. In addition, acquisitions are subject to various other risks and uncertainties. For additional information, see the information appearing under the caption "Risk Factors—Risks Related to our Business and Operations—We may be unable to complete acquisitions and successfully operate acquired properties" in our and the operating partnership's Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

The Offering

        The following is a brief summary of the terms of this offering. For a description of some of the terms of the Series G preferred stock, see "Description of Series G Preferred Stock" in this prospectus supplement.

Issuer	Kilroy Realty Corporation
Securities Offered	4,000,000 shares of 6.875% Series G Cumulative Redeemable Preferred Stock, plus up to an additional 600,000 shares if the underwriters exercise their overallotment option in full.
Dividends

Investors will be entitled to receive cumulative cash dividends, when, as and if such dividends are authorized and declared, at a rate of 6.875% per annum of the $25.00 per share liquidation preference (equivalent to $1.71875 per annum per share). Dividends will be payable quarterly in arrears on the 15th day of February, May, August and November of each year (or, if the 15th day of any such month is not a business day, on the next business day), commencing May 15, 2012. Dividends will accrue and be cumulative from and including the date of original issuance, which is expected to be March 27, 2012. Because the first dividend payment date is May 15, 2012, the dividend payable on a share of Series G preferred stock on that date will be less than the amount of a regular quarterly dividend per share. The dividend payable on May 15, 2012 will be paid to the persons who are the holders of record of the Series G preferred stock at the close of business on the corresponding record date, which will be April 30, 2012.

Maturity

The Series G preferred stock does not have any stated maturity date nor are we required to redeem or otherwise repurchase the Series G preferred stock. Accordingly, the Series G preferred stock will remain outstanding unless we decide to redeem or otherwise repurchase it or it becomes convertible and is converted as described below under "—Conversion Rights." In addition, we are not required to set aside funds to redeem the Series G preferred stock.

Optional Redemption

The Series G preferred stock is not redeemable by us prior to March 27, 2017, except under circumstances intended to preserve our status as a real estate investment trust for federal and/or state income tax purposes and except as described below under "—Special Optional Redemption". On and after March 27, 2017, we may, at our option, redeem the Series G preferred stock, in whole or from time to time in part, for cash at a redemption price equal to $25.00 per share, plus, subject to exceptions, any accrued and unpaid dividends to but excluding the date fixed for redemption. See "Description of Series G Preferred Stock—Redemption—Optional Redemption."

Special Optional Redemption

Upon the occurrence of a Change of Control, we may, at our option, redeem the Series G preferred stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus, subject to exceptions, any accrued and unpaid dividends to but excluding the date fixed for redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem some or all of the shares of Series G preferred stock (whether pursuant to our optional redemption right described above or this special optional redemption right), the holders of Series G preferred stock will not have the conversion right described below under "—Conversion Rights" with respect to the shares of Series G preferred stock called for redemption. See "Description of Preferred Stock—Redemption—Special Optional Redemption."

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series G preferred stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem some or all of the shares of Series G preferred stock held by such holder as described above under "—Optional Redemption" or "—Special Optional Redemption," in which case such holder will have the right only with respect to shares of Series G preferred stock that are not called for redemption) to convert some or all of the Series G preferred stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series G preferred stock equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series G preferred stock plus the amount of any accrued and unpaid dividends thereon to the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series G preferred stock dividend payment and prior to the corresponding dividend payment date for the Series G preferred stock, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined); and

• 1.0975 (referred to as the "Share Cap"), subject to adjustments to the Share Cap for any splits, subdivisions or combinations of our common stock;
subject, in each case, to provisions for the receipt of alternative consideration under specified circumstances as described in this prospectus supplement.

As a result of the Share Cap, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or corresponding alternative consideration, as applicable) issuable or deliverable, as applicable, upon conversion of Series G preferred stock in connection with a Change of Control will not exceed 4,390,000 shares of common stock (or corresponding alternative consideration, as applicable), subject to proportionate increase to the extent the underwriters' overallotment option to purchase additional shares of Series G preferred stock is exercised, not to exceed 5,048,500 shares of common stock in total (or corresponding alternative consideration, as applicable) (referred to as the "Exchange Cap"). The Exchange Cap is subject to pro rata adjustments for any splits, subdivisions or combinations of our common stock on the same basis as the corresponding adjustment to the Share Cap, and shall be increased on a pro rata basis for any additional shares of Series G preferred stock that we may issue in the future.

If, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem some or all of the shares of Series G preferred stock, whether pursuant to our special optional redemption right or our optional redemption right described above, holders of Series G preferred stock will not have the right to convert the shares of Series G preferred stock called for redemption and any shares of Series G preferred stock called for redemption that have been tendered for conversion will be redeemed on the applicable redemption date instead of converted on the Change of Control Conversion Date.

For definitions of "Change of Control," "Change of Control Conversion Date" and "Common Stock Price," for a description of certain adjustments and provisions for the receipt of alternative consideration that may be applicable to the conversion of Series G preferred stock in the event of a Change of Control, and for other important information, see "Risk Factors—Risks Related to this Offering—The Change of Control conversion feature may not adequately compensate you and may make it more difficult for a party to take over the Company or discourage a party from taking over the Company" and "Description of Series G Preferred Stock—Conversion Rights."

Except as provided above in connection with a Change of Control, the Series G preferred stock is not convertible into or exchangeable for any other securities or property.
Liquidation Preference

If we liquidate, dissolve or wind up, holders of the Series G preferred stock will have the right to receive $25.00 per share, plus any accrued and unpaid dividends to but excluding the date of payment, before any payment is made to the holders of our common stock or any other class or series of stock which ranks junior to the Series G preferred stock with respect to liquidation, dissolution or winding up. See "Description of Series G Preferred Stock—Liquidation Preference."

Rank

The Series G preferred stock will rank senior to our common stock and on a parity with our outstanding Series E preferred stock and Series F preferred stock and, if and when issued in exchange for presently outstanding Series A preferred units of the operating partnership, our Series A preferred stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. See "Description of Series G Preferred Stock—Rank."

Voting Rights

Holders of Series G preferred stock will generally have no voting rights. However, if we do not pay dividends on the Series G preferred stock for six or more quarterly dividend periods (whether or not consecutive), the holders of the Series G preferred stock (voting separately as a class with the holders of all other classes or series of our parity preferred stock (as defined), which may include the Series E preferred stock, the Series F preferred stock and, if and when issued in exchange for presently outstanding Series A preferred units, the Series A preferred stock, upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series G preferred stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set aside funds for the payment of, all dividends which we owe on the Series G preferred stock. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series G preferred stock is required for us to authorize or issue any class or series of stock ranking prior to the Series G preferred stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our charter so as to materially and adversely affect any rights of the Series G preferred stock or to take certain other actions. See "Description of Series G Preferred Stock—Voting Rights."

Listing

Currently no market exists for the Series G preferred stock. We plan to file an application to list the Series G preferred stock on the NYSE. If approved for listing, we expect that trading on the NYSE will commence within 30 days after the date of initial issuance of the Series G preferred stock. The underwriters have advised us that they intend to make a market in the Series G preferred stock prior to the commencement of any trading on the NYSE. However, the underwriters have no obligation to do so, and we cannot assure you that a market for the Series G preferred stock will develop prior to commencement of trading on the NYSE or, if developed, will be maintained or will provide you with adequate liquidity.

Restriction on Ownership and Transfer

The Series G preferred stock will be subject to certain restrictions on ownership and transfer intended to assist us in maintaining our status as a REIT for United States federal income tax purposes. For example, the terms of the Series G preferred stock will restrict any person from acquiring actual or constructive ownership of more than 9.8% (by number of shares or value, whichever is more restrictive) of the outstanding Series G preferred stock. See "Description of Series G Preferred Stock—Restrictions on Ownership and Transfer."

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $96.4 million, or approximately $110.9 million if the underwriters' overallotment option is exercised in full, after deducting the underwriting discount and our estimated expenses. We intend to use the net proceeds from this offering to redeem a portion of the outstanding shares of our Series E preferred stock and Series F preferred stock and for other general corporate purposes, which may include acquiring properties and repaying outstanding indebtedness, including borrowings under the operating partnership's unsecured revolving credit facility, or the credit facility. We plan to redeem all of our outstanding shares of Series E preferred stock and Series F preferred stock on April 16, 2012 for an aggregate redemption price of approximately $126.5 million, plus accrued dividends. Accordingly, because the net proceeds we receive from this offering will not be sufficient to redeem all of the outstanding shares of Series E preferred stock and Series F preferred stock, and because we may elect to apply a portion of such net proceeds for purposes other than such redemption, we plan to finance the remaining portion of the redemption price of the Series E preferred stock and Series F preferred stock with cash on hand or borrowings under the credit facility, or both. Pending application of the net proceeds for these purposes, we may temporarily invest such net proceeds in marketable securities. Any borrowings under the credit facility that are repaid with the net proceeds may be reborrowed, subject to customary conditions. See "Use of Proceeds" in this prospectus supplement. For information concerning certain potential conflicts of interest that may arise from the use of proceeds, see "Use of Proceeds" and "Underwriting (Conflicts of Interest)—Conflicts of Interest" and "—Other Relationships" in this prospectus supplement.

Risk Factors

An investment in the Series G preferred stock involves various risks and prospective investors should carefully consider the matters discussed under "Risk Factors" beginning on page S-8 of this prospectus supplement and beginning on page 14 of our and the operating partnership's Annual Report on Form 10-K for the year ended December 31, 2011, as well as the other risks described in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in each, before making a decision to invest in the Series G preferred stock.

RISK FACTORS

        Investing in the Series G preferred stock involves risks. Before acquiring the Series G preferred stock pursuant to this prospectus supplement and the accompanying prospectus, you should carefully consider the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference in each and any free writing prospectus that we may prepare in connection with this offering, including, without limitation, the risks of an investment in our company described under the captions (or similar captions) "Item 1A. Risk Factors" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in our and the operating partnership's Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC, and as described in our other filings with the SEC. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, funds from operations and prospects, as well as the trading price of the Series G preferred stock, and might cause you to lose all or a part of your investment in the Series G preferred stock. Please also refer to the section in this prospectus supplement entitled "Forward-Looking Statements."

 Risks Related to this Offering

The Change of Control conversion feature may not adequately compensate you and may make it more difficult for a party to take over the Company or discourage a party from taking over the Company.

        Upon the occurrence of a Change of Control, each holder of the Series G preferred stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem some or all of the shares of Series G preferred stock held by such holder as described under "Description of Series G Preferred Stock—Redemption—Optional Redemption" or "Description of Series G Preferred Stock—Redemption—Special Optional Redemption," in which case such holder will have the right only with respect to shares of Series G preferred stock that are not called for redemption) to convert some or all of their Series G preferred stock into shares of our common stock (or under specified circumstances certain alternative consideration). See "Description of Series G Preferred Stock—Conversion Rights." Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock (or, if applicable, specified alternative consideration) equal to the Share Cap (as defined) multiplied by the number of shares of Series G preferred stock converted. If the Common Stock Price (as defined) is less than $22.78 (which is approximately 50% of the per share closing sale price of our common stock reported on the NYSE on March 15, 2012), subject to possible adjustment, the holders will receive a maximum of 1.0975 shares of our common stock per share of Series G preferred stock, which may result in a holder receiving shares of common stock (or alternative consideration, as applicable) with a value that is less than the liquidation preference of the Series G preferred stock plus any accrued and unpaid dividends. In addition, the Change of Control conversion feature of the Series G preferred stock may have the effect of discouraging a third party from making an acquisition proposal for the Company or of delaying, deferring or preventing certain Change of Control transactions of the Company under circumstances that otherwise could provide the holders of our common stock and Series G preferred stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

The Series G preferred stock is expected to be rated below investment grade.

        Although the Series G preferred stock has not been rated by any credit rating agency yet, we intend to obtain a rating for the Series G preferred stock. We currently expect the rating of the Series G preferred stock, if obtained, to be below investment grade, which could adversely impact the market price of the Series G preferred stock. Below investment grade preferred securities are subject to a higher risk of price volatility than similar, higher-rated securities. Furthermore, increases in leverage or deteriorating outlooks for the Company, or volatile markets, could lead to continued significant deterioration in the market price of the Series G preferred stock. In addition, in the event we determine to not obtain a rating of the Series G preferred stock, no assurance can be given that one or more credit rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series G preferred stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series G preferred stock.

Increases in market interest rates may adversely affect the market price of the Series G preferred stock and our common stock.

        One of the factors that will influence the market price of the Series G preferred stock and our common stock in public trading markets is the annual yield from distributions on the Series G preferred stock and our common stock as compared to yields on other financial instruments. An increase in market interest rates generally will result in higher yields on other financial instruments, which could adversely affect the market price of the Series G preferred stock and our common stock. The market price of the Series G preferred stock may also be adversely affected to the extent that the distributions per share on our common stock increase.

The market price of the Series G preferred stock and our common stock could be substantially affected by various factors.

        The market price of the Series G preferred stock and our common stock will depend on many factors, which may change from time to time, including:

  •
  Prevailing interest rates, increases in which may have an adverse effect on the market price of the Series G preferred stock and our common stock;

  •
  The market for similar securities issued by other REITs;

  •
  General economic and financial market conditions;

  •
  The financial condition, performance and prospects of us, our tenants and our competitors;

  •
  Changes in financial estimates or recommendations by securities analysts with respect to us, our competitors or our industry;

  •
  Changes in our credit ratings; and

  •
  Actual or anticipated variations in quarterly operating results of us and our competitors.

        In addition, over the last several years, prices of equity securities in the U.S. trading markets have been experiencing extreme price fluctuations, and the market prices of our common stock, Series E preferred stock and Series F preferred stock have also fluctuated significantly during this period. As a result of these and other factors, investors who purchase the Series G preferred stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series G preferred stock, including decreases unrelated to our operating performance or prospects. Likewise, in the event that the Series G preferred stock becomes convertible and is converted into our common stock, holders of our common stock issued on conversion may experience a similar decrease, which also could be substantial and rapid, in the market price of our common stock.

The Series G preferred stock is a new issue of securities and does not have an established trading market, which may negatively affect its value and your ability to transfer and sell your shares.

        The Series G preferred stock is a new issue of securities and currently no market exists for the Series G preferred stock. We plan to file an application to list the Series G preferred stock on the

NYSE. However, we cannot assure you that the Series G preferred stock will be approved for listing on the NYSE. Even if so approved, trading of the Series G preferred stock on the NYSE is not expected to begin until some time during the period ending 30 days after the date of initial issuance of the Series G preferred stock and, in any event, we cannot assure you that a trading market on the NYSE for the Series G preferred stock will develop or, even if one develops, that it will be maintained or will provide you with adequate liquidity. The liquidity of any market for the Series G preferred stock that may develop will depend on a number of factors, including prevailing interest rates, the dividend rate on our common stock, our financial condition and operating results, the number of holders of the Series G preferred stock, the market for similar securities and the interest of securities dealers in making a market in the Series G preferred stock. As a result, the ability to transfer or sell the Series G preferred stock and the amount you receive upon any sale or transfer of the Series G preferred stock could be adversely affected. We have been advised by the underwriters that they intend to make a market in the Series G preferred stock prior to the commencement of any trading on the NYSE. However, the underwriters have no obligation to do so and may discontinue any market making in the Series G preferred stock at any time without notice. Accordingly, we cannot assure you that a market for the Series G preferred stock will develop prior to the commencement of any trading on the NYSE or, if a market develops, that it will be maintained or will provide you with adequate liquidity.

The Articles Supplementary establishing the terms of the Series G preferred stock will contain restrictions upon ownership and transfer of the Series G preferred stock.

        The Articles Supplementary establishing the terms of the Series G preferred stock will contain restrictions on ownership and transfer of the Series G preferred stock intended to assist us in maintaining our status as a REIT for United States federal and/or state income tax purposes. For example, the terms of the Series G preferred stock will restrict any person from acquiring actual or constructive ownership of more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding Series G preferred stock. See "Description of Series G Preferred Stock—Restrictions on Ownership and Transfers" in this prospectus supplement. These restrictions could have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of the Company, which could adversely affect the market price of the Series G preferred stock.

The covenants in the operating partnership's unsecured revolving credit facility and, if entered into, a new term loan the operating partnership expects to enter into, may limit the Company's ability to make distributions to the holders of its Series G preferred stock and its common stock.

        The operating partnership's unsecured revolving credit facility contains financial covenants that could limit the amount of distributions payable by the Company on its common stock and preferred stock. The Company, which is the issuer of both the Series G preferred stock in this offering and the common stock issuable, under certain circumstances, upon conversion of the Series G preferred stock, relies on cash distributions it receives from the operating partnership to pay distributions on its common stock and preferred stock and to satisfy its other cash needs, and the credit facility provides that the operating partnership may not, in any year, make partnership distributions to the Company or other holders of its partnership interests in an aggregate amount in excess of the greater of:

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  95% of the operating partnership's consolidated funds from operations (as defined in the credit facility) for such year; and

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  an amount which results in distributions to the Company (excluding any preferred partnership distributions to the extent the same have been deducted from consolidated funds from operations for such year) in an amount sufficient to permit the Company to pay dividends to its stockholders which it reasonably believes are necessary to (a) maintain its qualification as a REIT for federal and state income tax purposes and (b) avoid the payment of federal or state income or excise tax.

        In addition, the credit facility provides that, if the operating partnership fails to pay any principal of or interest on any borrowings under the credit facility when due, then the operating partnership may make only those partnership distributions to the Company and other holders of its partnership interests necessary to enable the Company to make distributions to the Company's stockholders which it reasonably believes are necessary to maintain its status as a REIT for federal and state income tax purposes. We are currently in discussions with prospective lenders regarding a new unsecured term loan, or the term loan, and expect that the operating partnership will be the borrower and the Company will guarantee to the operating partnership's obligations under the term loan. We expect that the new term loan, if entered into, will contain covenants substantially similar to those in the credit facility. For more information about the term loan, please see "Management's Discussion and Analysis of Financial Conditions and Results of Operations—Liquidity and Capital Resources of the Operating Partnership—Liquidity Sources—New Term Loan" in the Company's and the operating partnership's Annual Report on Form 10-K for the year ended December 31, 2011. Any limitation on the Company's ability to make distributions to its stockholders, whether as a result of these provisions in the credit facility, the term loan (if entered into) or otherwise, could have a material adverse effect on the market value of its common stock and preferred stock (including, without limitation, the Series G preferred stock).

The market price of the Series G preferred stock may be adversely affected by future offerings of debt or equity securities by the operating partnership or future offerings of debt securities or senior preferred stock by the Company.

        In the future, we may increase our capital resources by making offerings of debt securities and preferred stock of the Company, debt securities and equity securities of the operating partnership and other borrowings by the Company and the operating partnership. The debt and equity securities and borrowings of the operating partnership are structurally senior to the Series G preferred stock and the debt securities, preferred stock (if senior to the Series G preferred stock) and borrowings of the Company are senior in right of payment to the Series G preferred stock, and all payments (including dividends, principal and interest) and liquidating distributions on such securities and borrowings could limit our ability to pay dividends or make other distributions to the holders of the Series G preferred stock. Upon our liquidation, dissolution or winding-up, holders of these debt securities, Company preferred stock (if senior to the Series G preferred stock), operating partnership equity securities, and lenders with respect to those other borrowings by the Company and the operating partnership will be entitled to receive distributions of our available assets prior to the holders of the Series G preferred stock and it is possible that, after making distributions on these other securities and borrowings, no assets would be available for distribution to holders of the Series G preferred stock. The debt securities and borrowings of the Company are senior in right of payment to the Series G preferred stock, which may result in a similar limitation on our ability to pay dividends or make distributions to holders of Series G preferred stock, including distributions in the event of our liquidation, dissolution or winding up. Because our decision to issue securities and make borrowings in the future will depend on market conditions and other factors, some of which may be beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or borrowings. Thus, holders of the Series G preferred stock bear the risk of our future offerings or borrowings reducing the market price of the Series G preferred stock. In addition, future offerings or borrowings may, for similar reasons, also reduce the market price of our common stock.

A downgrade in our credit ratings could materially adversely affect our business and financial condition.

        The credit ratings assigned to the debt securities of the operating partnership and the preferred stock (including the Series G preferred stock offered hereby) of the Company could change based upon, among other things, our results of operations and financial condition. These ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold the Series G preferred stock or any other securities. If any of the credit rating agencies that have rated the debt securities of the operating partnership or the preferred stock (including the Series G preferred stock offered hereby) of the Company downgrades or lowers its credit rating, or if any credit rating agency indicates that it has placed any such rating on a so-called "watch list" for a possible downgrading or lowering or otherwise indicates that its outlook for that rating is negative, it could have a material adverse effect on our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations and to make dividends and distributions on the Company's common stock and preferred stock (including, without limitation, the Series G preferred stock).

If our common stock or the Series G preferred stock is delisted, your ability to transfer or sell your shares of the Series G preferred stock may be limited and the market value of the Series G preferred stock will likely be materially adversely affected.

        Other than in connection with a Change of Control, the Series G preferred stock does not contain provisions that are intended to protect you if our common stock is delisted from the NYSE. Since the Series G preferred stock has no stated maturity date, if our common stock is delisted you may be forced to hold your shares of the Series G preferred stock and receive stated dividends on the stock when, as and if authorized by our board of directors and paid by us with no assurance as to ever receiving the liquidation value. If our common stock is delisted, it is likely that the Series G preferred stock will be delisted as well. Accordingly, if our common stock is delisted, your ability to transfer or sell your shares of the Series G preferred stock may be limited and the market value of the Series G preferred stock will likely be materially adversely affected.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in each, contain, and documents we subsequently file with the SEC and incorporate by reference in each may contain, certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to as the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to as the "Exchange Act"), including information concerning our capital resources, portfolio performance, results of operations, projected future occupancy and rental rates, lease expirations, debt maturity, potential investments, strategies such as capital recycling, development and redevelopment activity, projected construction costs, dispositions, future incentive compensation, pending, potential or proposed acquisitions, the anticipated use of proceeds from this offering, anticipated growth in our funds from operations and anticipated market conditions, demographics, and similar matters. Forward- looking statements can be identified by the use of words such as "believes," "expects," "projects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" and the negative of these words and phrases and similar expressions that do not relate to historical matters. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or outcomes. Numerous factors could cause actual future events to differ materially from those indicated in the forward-looking statements, including, among others:

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  global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants;

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  adverse economic or real estate conditions in California and Washington, including with respect to California's continuing budget deficits;

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  risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry;

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  defaults on or non-renewal of leases by tenants,

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  any significant downturn in our tenants' businesses;

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  our ability to re-lease property at or above current market rates;

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  costs to comply with government regulations;

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  the availability of cash for distribution and debt service and exposure of risk of default under our debt obligations;

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  significant competition, which may decrease the occupancy and rental rates of properties;

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  potential losses that may not be covered by insurance;

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  the ability to successfully complete acquisitions and dispositions on announced terms;

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  the ability to successfully operate acquired properties;

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  the ability to successfully complete development and redevelopment properties on schedule and within budgeted amounts;

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  defaults on leases for land on which some of our properties are located;

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  adverse changes to, or implementations of, applicable laws, regulations or legislation;

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  environmental uncertainties and risks related to natural disasters; and

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  the Company's ability to maintain its status as a REIT.

        The factors included in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in each, and documents we subsequently file with the SEC and incorporate by reference in each, are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional risk factors, see the factors included under the caption "Risk Factors" in this prospectus supplement, in the accompanying prospectus, and in our and the operating partnership's Annual Report on Form 10-K for the year ended December 31, 2011, as well as the other risks described in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in each. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under Federal securities laws.

 CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        Our (i) consolidated ratio of earnings to fixed charges and (ii) consolidated ratio of earnings to combined fixed charges and preferred dividends for each of the periods indicated was as follows:

	Year Ended December 31,
	2011	2010	2009	2008	2007
Consolidated ratio of earnings to fixed charges	0.95x	0.99x	1.27x	1.30x	1.26x
Deficiency (in thousands)	$5,037	$953	—	—	—
Consolidated ratio of earnings to combined fixed charges and preferred dividends	0.87x	0.88x	1.10x	1.14x	1.10x
Deficiency (in thousands)	$14,645	$10,561	—	—	—

        We have computed the consolidated ratio of earnings to fixed charges by dividing earnings by fixed charges. Earnings consist of income from continuing operations before the effect of noncontrolling interest plus fixed charges and amortization of capitalized interest, reduced by capitalized interest and loan costs and distributions on Series A preferred units. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of loan costs, an estimate of the interest within rental expense, and distributions on Series A preferred units. For the years ended December 31, 2010 and 2011, our earnings were inadequate to cover fixed charges.

        We have computed the consolidated ratio of earnings to combined fixed charges and preferred dividends by dividing earnings by combined fixed charges and preferred dividends. Earnings consist of income from continuing operations before the effect of noncontrolling interest plus fixed charges and amortization of capitalized interest, reduced by capitalized interest and loan costs and distributions on Series A preferred units. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of loan costs, an estimate of the interest within rental expense, and distributions on Series A preferred units. For the years ended December 31, 2010 and 2011, our earnings were inadequate to cover our combined fixed charges and preferred stock dividends.

 USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $96.4 million, or approximately $110.9 million if the underwriters' overallotment option is exercised in full, after deducting the underwriting discount and our estimated expenses. We intend to use the net proceeds from this offering to redeem a portion of the outstanding shares of our Series E preferred stock and Series F preferred stock and for other general corporate purposes, which may include acquiring properties and repaying outstanding indebtedness, including borrowings under the operating partnership's credit facility. We plan to redeem all of our outstanding shares of Series E preferred stock and Series F preferred stock on April 16, 2012 for an aggregate redemption price of approximately $126.5 million, plus accrued dividends. Accordingly, because the net proceeds we receive from this offering will not be sufficient to redeem all of the outstanding shares of Series E preferred stock and Series F preferred stock, and because we may elect to apply a portion of such net proceeds for purposes other than such redemption, we plan to finance the remaining portion of the redemption price of the Series E preferred stock and Series F preferred stock with cash on hand or borrowings under the credit facility, or both. Pending application of the net proceeds for these purposes, we may temporarily invest such net proceeds in marketable securities. Any borrowings under the credit facility that are repaid with the net proceeds may be reborrowed, subject to customary conditions. As of March 14, 2012, there were no amounts outstanding under the credit facility.

        J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is the administrative agent, Barclays Bank PLC, an affiliate of Barclays Capital Inc., is a documentation agent, Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, is the syndication agent and affiliates of Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are, and affiliates of some or all of the other underwriters may be, lenders under the credit facility. As described above, net proceeds of this offering may be used to repay borrowings under the credit facility. Because affiliates of some or all of the underwriters are lenders under the credit facility, to the extent that net proceeds from this offering are applied to repay borrowings under the credit facility, such affiliates will receive proceeds of this offering through the repayment of those borrowings. In addition, as described above, we intend to use net proceeds from this offering to redeem a portion of the outstanding shares of our Series E preferred stock and Series F preferred stock. One or more of the underwriters and/or their affiliates own shares of our Series E preferred stock, and may own shares of our Series F preferred stock, and therefore will receive a portion of the proceeds from this offering to the extent we redeem those shares of preferred stock. The aggregate amount received by the underwriters and their affiliates, as applicable, from the repayment, if any, of those borrowings and the redemption of such preferred stock may exceed 5% of the proceeds of this offering (not including underwriting discount). Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc., or FINRA, the appointment of a qualified independent underwriter is not necessary in connection with this offering because REITs are excluded from that requirement. In addition, as described above under "Risk Factors—Risks Related to this Offering—The covenants in the operating partnership's unsecured revolving credit facility and, if entered into, a new term loan the operating partnership expects to enter into, may limit the Company's ability to make distributions to the holders of its Series G preferred stock and its common stock," we are currently in discussions with prospective lenders regarding a new unsecured term loan. J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as joint lead arrangers and joint bookrunners for the proposed term loan and, if we enter into the term loan, we expect that JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, will be administrative agent, Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, will be co-syndication agents, and affiliates of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC and some or all of the other underwriters will be lenders, under the term loan. However, we cannot assure you that we will enter into the term loan with these parties or at all.

DESCRIPTION OF SERIES G PREFERRED STOCK

        This description of some of the terms of the Series G preferred stock supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus. As used in this section "Description of Series G Preferred Stock," references to "the Company," "us," "our" and "we" mean Kilroy Realty Corporation excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires; and the term "Articles Supplementary" means the articles supplementary creating and establishing the terms of the Series G preferred stock that we will file with the State Department of Assessments and Taxation of Maryland.

General

        Pursuant to our charter, we are currently authorized to issue up to 30,000,000 shares of preferred stock, $.01 par value per share, in one or more classes or series, with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to transferability, dividends or other distributions, qualifications and terms and conditions of redemption as our board of directors may determine, without any vote or action by our stockholders. As of the date of this prospectus supplement, we have classified and designated 1,500,000 shares of our preferred stock as Series A preferred stock, 1,610,000 shares of our preferred stock as Series E preferred stock and 3,450,000 shares of our preferred stock as Series F preferred stock. As of the date of this prospectus supplement, 1,610,000 shares of Series E preferred stock and 3,450,000 shares of Series F preferred stock are issued and outstanding. Shares of Series A preferred stock are issuable on a one-for-one basis only upon exchange of the Series A preferred units of the operating partnership. No shares of Series A preferred units are currently outstanding. For additional information regarding the Series A preferred units, see "Description of Material Provisions of the Partnership Agreement of Kilroy Realty, L.P." in the accompanying prospectus.

        The outstanding shares of Series E preferred stock and Series F preferred stock have a liquidation preference of $25.00 per share, plus accrued and unpaid dividends, and are entitled to quarterly dividends at a rate of $1.950 per share per annum and $1.875 per share per annum, respectively. For additional information regarding the Series E preferred stock and the Series F preferred stock, see "Description of Capital Stock" in the accompanying prospectus.

        We have authorized the issuance of a class of our preferred stock, consisting of 4,000,000 shares, plus up to an additional 600,000 shares which may be issued upon exercise of the underwriters' over-allotment option, designated as 6.875% Series G Cumulative Redeemable Preferred Stock. The following summary of some of the terms and provisions of the Series G preferred stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Articles Supplementary creating the Series G preferred stock, our charter and our bylaws, all of which we will make available to you upon request as described under "Incorporation of Certain Documents by Reference" in this prospectus supplement, "Where You Can Find More Information" in the accompanying prospectus, and applicable law.

        The registrar, transfer agent, conversion agent and dividend and redemption price disbursement agent in respect of the Series G preferred stock will be Computershare Shareowner Services LLC. The Articles Supplementary fixing the terms of the Series G preferred stock will provide that we will maintain an office or agency where shares of Series G preferred stock may be surrendered for payment (including upon redemption), registration of transfer or exchange.

        The certificates representing the Series G preferred stock will initially be issued in the form of temporary certificates. Holders of temporary certificates will be entitled to exchange them for definitive certificates as soon as they are available, which we anticipate will be within 150 days after the date of original issuance.

Maturity

        The shares of Series G preferred stock have no stated maturity and will not be subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless we redeem or otherwise repurchase them or they become convertible and are converted as described below under "—Conversion Rights."

Rank

        The Series G preferred stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

          (1)   Senior to all classes or series of our common stock, par value $.01 per share, and to all other classes and series of stock issued by us other than classes and series of stock referred to in clauses (2) and (3) below;

          (2)   On a parity with the Series E preferred stock, Series F preferred stock and, if and when issued in exchange for outstanding Series A preferred units of the operating partnership, the Series A preferred stock and all classes and series of stock issued by us with terms specifically providing that those classes and series of stock rank on a parity with the Series G preferred stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

          (3)   Junior to all classes and series of stock issued by us with terms specifically providing that those classes and series of stock rank senior to the Series G preferred stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up.

See "—Voting Rights" below.

Dividends

        Holders of shares of the Series G preferred stock are entitled to receive, when, as, and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.875% of the $25.00 per share liquidation preference per annum (equivalent to $1.71875 per annum per share).

        Dividends on the Series G preferred stock shall accrue daily, shall accrue and be cumulative from and including the date of original issue and shall be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each referred to as a "dividend payment date"); provided that if any dividend payment date is not a business day, as defined in the Articles Supplementary, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sum will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. The first dividend on the Series G preferred stock is scheduled to be paid on May 15, 2012 and will be less than the amount of a regular quarterly dividend, and that dividend will be paid to the persons who are the holders of record of the Series G preferred stock at the close of business on the corresponding record date, which will be April 30, 2012. Any dividend payable on the Series G preferred stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records for the Series G preferred stock at the close of business on the applicable dividend record date, which, unless designated otherwise by our board of directors with respect to any dividend, shall be the last day of the calendar month immediately preceding the month in which the applicable dividend payment date falls, whether or not a business day.

        No dividends on shares of Series G preferred stock shall be authorized or paid or set apart for payment by us at such time as the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information appearing above under "Risk Factors—Risks Related to this Offering—The covenants in the operating partnership's unsecured revolving credit facility and, if entered into, a new term loan the operating partnership expects to enter into, may limit the Company's ability to make distributions to the holders of its Series G preferred stock and its common stock" and the information appearing in the last paragraph in this section "—Dividends" for information regarding the circumstances under which the terms of the operating partnership's revolving credit facility and, if entered into, term loan may limit or prohibit the payment of dividends on the Series G preferred stock. You also should review the information appearing below for information as to, among other things, other circumstances under which we may be prohibited by the terms of the Articles Supplementary from paying dividends on the Series G preferred stock.

        Notwithstanding the foregoing, dividends on the Series G preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series G preferred stock which may be in arrears, and holders of the Series G preferred stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series G preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to those shares.

        If, for any taxable year, we designate as a "capital gain dividend," as defined in Section 857 of the Internal Revenue Code of 1986, as amended (referred to as the "Code"), any portion (referred to as the "Capital Gains Amount") of the dividends, as determined for federal income tax purposes, paid or made available for that year to holders of all classes of our stock, then, except as otherwise required by applicable law, the portion of the Capital Gains Amount that shall be allocable to the holders of the Series G preferred stock will be in proportion to the amount that the total dividends, as determined for federal income tax purposes, paid or made available to holders of Series G preferred stock for the year bears to the total dividends paid or made available for that year to holders of all classes of our stock. In addition, except as otherwise required by applicable law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders' long-term capital gains, based on the allocation of the Capital Gains Amount which would have resulted if those undistributed long-term capital gains had been distributed as "capital gain dividends" by us to our stockholders. See "United States Federal Income Tax Considerations" in Exhibit 99.2 to our and the operating partnership's Current Report on Form 8-K filed with the SEC on March 15, 2012, which is incorporated by reference in this prospectus supplement. See "Incorporation of Certain Documents by Reference" in this prospectus supplement.

        Except as provided in the immediately following paragraph, unless full cumulative dividends for all past dividend periods on the Series G preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment, no dividends (other than in shares of our common stock or shares of any other class or series of stock of ours ranking junior to the Series G preferred stock as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of us) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made on our common stock or any other class or series of stock of ours ranking junior to or on a parity with the Series G preferred stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of us, nor shall any shares of our common stock or any other class or series of stock of ours ranking junior to or on a parity with the

Series G preferred stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of us be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for shares of our common stock or shares of any other class or series of stock of ours ranking junior to the Series G preferred stock as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of us); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of our stock to preserve our status as a REIT for federal and/or state income tax purposes. With respect to the Series G preferred stock, all references to "past dividend periods" shall mean, as of any date, dividend periods ending on or prior to such date, and with respect to shares of any other class or series of stock ranking on a parity as to dividends with the Series G preferred stock, "past dividend periods" shall mean, as of any date, dividend periods with respect to such other class or series of stock ending on or prior to such date.

        When full cumulative dividends for all past dividend periods are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of Series G preferred stock and when full cumulative dividends for all past dividend periods are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of any other class or series of our stock ranking on a parity as to dividends with the Series G preferred stock, then:

  •
  so long as any shares of Series F preferred stock are outstanding, all dividends declared on shares of Series G preferred stock and any other outstanding classes or series of our stock ranking on a parity as to dividends with the Series G preferred stock shall be declared pro rata so that the amount of dividends declared per share of Series G preferred stock and such other classes or series of stock ranking on a parity as to dividends with the Series G preferred stock shall in all cases bear to each other the same ratio that the sum of the liquidation preference plus accumulated and unpaid dividends per share on the Series G preferred stock and such other classes or series of stock ranking on a parity as to dividends with the Series G preferred stock (which, in the case of any such other class or series of stock ranking on a parity as to dividends with the Series G preferred stock, shall not include any accumulation in respect of unpaid dividends for past dividend periods if such other class or series of stock ranking on a parity as to dividends with the Series G preferred stock does not have a cumulative dividend) bear to each other; and

  •
  from and after such time as no shares of Series F preferred stock are outstanding, all dividends declared on shares of Series G preferred stock and any other outstanding classes or series of our stock ranking on a parity as to dividends with the Series G preferred stock shall be declared pro rata so that the amount of dividends declared per share on the Series G preferred stock and such other classes or series of stock ranking on a parity as to dividends with the Series G preferred stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series G preferred stock and such other classes or series of stock ranking on a parity as to dividends with the Series G preferred stock (which, in the case of any such other class or series of stock ranking on a parity as to dividends with the Series G preferred stock, shall not include any accumulation in respect of unpaid dividends for past dividend periods if such other class or series of stock ranking on a parity as to dividends with the Series G preferred stock does not have a cumulative dividend) bear to each other.

No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series G preferred stock that may be in arrears.

        Future distributions on our common stock and preferred stock, including the Series G preferred stock offered hereby, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, funds from operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, our debt service requirements and any other factors our board of directors deems relevant. In addition, the operating partnership's unsecured revolving credit facility and, if entered into, term loan contain provisions that could limit or, in certain cases, prohibit the payment of distributions on our common stock and preferred stock, including the Series G preferred stock offered hereby. Among other things, the credit facility provides and, if entered into, the term loan is expected to provide that, if the operating partnership fails to pay any principal of or interest on any borrowings under the credit facility or term loan, as the case may be, when due, then the operating partnership may only make those partnership distributions to us and other holders of its partnership interests necessary to enable us to make distribution to our stockholders which we reasonably believe are necessary to maintain our status as a REIT for federal and state income tax purposes. See "Risk Factors—Risks Related to this Offering—The covenants in the operating partnership's unsecured revolving credit facility and, if entered into, a new term loan the operating partnership expects to enter into, may limit the Company's ability to make distributions to the holders of its Series G preferred stock and its common stock." Accordingly, although we expect to continue our policy of paying quarterly cash distributions on our common stock and scheduled cash dividends on our preferred stock, we cannot guarantee that we will maintain these distributions or what the actual distributions will be for any future period.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Series G preferred stock shall be entitled to receive and to be paid, out of our assets legally available for distribution to our stockholders, a liquidating distribution in the amount of $25.00 per share plus an amount equal to any accrued and unpaid dividends to but excluding the date of payment, before any distribution or payment will be made to the holders of common stock or any other class or series of our stock ranking junior to the Series G preferred stock with respect to the distribution of assets upon any liquidation, dissolution or winding up of the Company, but subject to the preferential rights of the holders of shares of any class or series of our stock ranking senior to the Series G preferred stock with respect to the distribution of assets upon liquidation, dissolution or winding up. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the assets legally available therefor are insufficient to pay the full amount of the liquidating distributions payable on all outstanding shares of the Series G preferred stock and the full amount of the liquidating distributions payable on all outstanding shares of any other classes or series of our stock ranking on a parity with the Series G preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Series G preferred stock and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions (including, if applicable accrued and unpaid dividends) to which they would otherwise be respectively entitled. In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up) by dividend, redemption or other acquisition of shares of our stock or otherwise is permitted under the Maryland General Corporation Law, no effect shall be given to amounts that would be needed, if we would be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of the Series G preferred stock.

        After payment to the holders of Series G preferred stock of the full liquidating distributions to which they are entitled, the holders of the Series G preferred stock, as such, shall have no right or claim to any of the remaining assets of the Company. If liquidating distributions shall have been made in full to all holders of the Series G preferred stock, our remaining assets will be distributed among the holders of any other classes or series of stock ranking junior to the Series G preferred stock as to the distribution of assets upon liquidation, dissolution or winding up, according to their respective rights and preferences.

        For purposes of the foregoing, neither the consolidation or merger of us with or into any other entity, nor the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall be deemed to constitute a liquidation, dissolution or winding up of us.

Redemption

        The Series G preferred stock is not redeemable by us prior to March 27, 2017, except as described below under "—Special Optional Redemption" and except that, as provided in the Articles Supplementary, we may purchase or redeem shares of the Series G preferred stock prior to that date in order to preserve our status as a REIT for federal and/or state income tax purposes. See "—Restrictions on Ownership and Transfer."

        Optional Redemption.    On and after March 27, 2017, we may, at our option, upon not less than 30 nor more than 60 days' written notice, redeem shares of the Series G preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus, subject to exceptions described under "—Other" below, any accrued and unpaid dividends thereon to but excluding the date fixed for redemption. If we elect to redeem any shares of Series G preferred stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other classes and series of our stock or any other specific source.

        Special Optional Redemption.    Upon the occurrence of a Change of Control (as defined below), we may, at our option, upon not less than 30 nor more than 60 days' written notice, redeem shares of Series G preferred stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus, subject to exceptions described under "—Other" below, any accrued and unpaid dividends thereon to but excluding the date fixed for redemption. If, prior to the Change of Control Conversion Date (as defined below), we have provided or provide notice of our election to redeem some or all of the shares of Series G preferred stock (whether pursuant to our optional redemption right described above under "—Optional Redemption" or this special optional redemption right), the holders of Series G preferred stock will not have the Change of Control Conversion Right (as defined below) described below under "—Conversion Rights" with respect to the shares called for redemption. If we elect to redeem any shares of the Series G preferred stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other classes and series of our stock or any other specific source.

        A "Change of Control" is when, after the original issuance of the Series G preferred stock, the following have occurred and are continuing:

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  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Company entitling that person to exercise more than 50% of the total voting power of all stock of the Company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the "NYSE"), the NYSE Amex Equities (the "NYSE Amex"), or the NASDAQ Stock Market ("NASDAQ"), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

        Redemption Procedures.    In the event we elect to redeem Series G preferred stock, the notice of redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of record of a share of Series G preferred stock to be redeemed at the address shown on our stock transfer books. The notice of redemption mailed to each holder of record of a share of Series G preferred stock called for redemption will state the following:

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  the redemption date;

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  the number of shares of the Series G preferred stock to be redeemed;

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  the redemption price and whether or not accrued and unpaid dividends will be payable to holders surrendering shares of Series G preferred stock or to the persons who were holders of record at the close of business on the relevant dividend record date;

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  the place or places where certificates for the Series G preferred stock are to be surrendered for payment of the redemption price;

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  the procedures that the holders of Series G preferred stock must follow to surrender the certificates for redemption, including whether the certificates shall be properly endorsed or assigned for transfer;

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  that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

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  whether such redemption is being made pursuant to the provisions described above under "—Optional Redemption" or "—Special Optional Redemption";

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  if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

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  if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series G preferred stock being so called for redemption will not be able to tender such shares of Series G preferred stock for conversion in connection with the Change of Control and that each share of Series G preferred stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

        If fewer than all the shares of the Series G preferred stock are to be redeemed, the notice mailed to each holder shall also specify the number of shares of Series G preferred stock to be redeemed from such holder and, upon redemption, to the extent the shares of Series G preferred stock are represented by certificates, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

        Holders of Series G preferred stock to be redeemed shall surrender the certificates representing the Series G preferred stock at the place designated in the notice of redemption (or, in the case of shares of Series G preferred stock held in book-entry form through a depositary, shall deliver the shares to be redeemed through the facilities of such depositary) and shall thereafter be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series G preferred stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series G preferred stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price, plus accrued and unpaid dividends, if any, payable upon redemption), dividends will cease to accrue on those shares of Series G preferred stock, those shares of Series G preferred stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price, plus accrued and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accrued and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series G preferred stock is to be redeemed, the Series G preferred stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine but that will not result in the automatic transfer of any shares of Series G preferred stock to a trust as described below under "—Restrictions on Ownership and Transfer."

        Limitations on Redemption.    Notwithstanding the foregoing, unless full cumulative dividends for all past dividend periods on all outstanding shares of Series G preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, then no shares of Series G preferred stock shall be redeemed unless all outstanding shares of Series G preferred stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series G preferred stock to preserve our REIT status for federal and/or state income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series G preferred stock.

        In addition, unless full cumulative dividends for all past dividend periods on all outstanding shares of Series G preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we shall not purchase or otherwise acquire directly or indirectly any shares of Series G preferred stock (except by conversion into or exchange for stock of ours ranking junior to the Series G preferred stock as to dividends and upon the distribution of assets upon liquidation, dissolution and winding up of us); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series G preferred stock to preserve our REIT status for federal and/or state income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series G preferred stock.

        Other.    Notwithstanding the foregoing and except as otherwise may be required by law, the persons who were holders of record of shares of Series G preferred stock at the close of business on a record date for the payment of dividends will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the redemption of those shares after the record date and on or prior to the dividend payment date or our default in the payment of the dividend due on that dividend payment date. In that case, the amount payable on the redemption of those shares of Series G preferred stock will not include that dividend. Except as provided in the preceding sentence and except to the extent that accrued and unpaid dividends are payable as part of the redemption price, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series G preferred stock called for redemption.

        Subject to applicable law and the limitations on purchase when dividends on Series G preferred stock are in arrears, we may, at any time and from time to time, purchase any shares of Series G preferred stock in the open market, by tender or by private agreement.

Conversion Rights

        Upon the occurrence of a Change of Control, each holder of Series G preferred stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem some or all of the shares of Series G preferred stock held by such holder as described above under "—Redemption—Optional Redemption" or "—Redemption—Special Optional Redemption," in which case such holder will have the right only with respect to shares of Series G preferred stock that are not called for redemption) to convert some or all of the Series G preferred stock held by such holder (referred to as the "Change of Control Conversion Right") on the Change of Control Conversion Date into a number of shares of our common stock per share of Series G preferred stock (referred to as the "Common Stock Conversion Consideration") equal to the lesser of:

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  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series G preferred stock plus the amount of any accrued and unpaid dividends thereon to but excluding the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series G preferred stock dividend payment and prior to the corresponding dividend payment date for the Series G preferred stock, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient is referred to as the "Conversion Rate"); and

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  1.0975 (referred to as the "Share Cap").

Anything in the Articles Supplementary to the contrary notwithstanding and except as otherwise required by law, the persons who are the holders of record of shares of Series G preferred stock at the close of business on a record date for the payment of dividends will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such record date.

        The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case referred to as a "Share Split") with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

        For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed 4,390,000 shares of common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to proportionate increase to the extent the underwriters' overallotment option to purchase additional shares of Series G preferred stock is exercised, not to exceed 5,048,500 shares of common stock in total (or equivalent Alternative Conversion Consideration, as applicable) (referred to as the "Exchange Cap"). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap, and shall be increased on a pro rata basis with respect to any additional shares of Series G preferred stock designated and authorized for issuance pursuant to any subsequent articles supplementary.

        In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (referred to as the "Alternative Form Consideration"), a holder of Series G preferred stock will receive upon conversion of such Series G preferred stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (referred to as the "Alternative Conversion Consideration"); the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the "Conversion Consideration".

        If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

        We will not issue fractional shares of common stock upon the conversion of the Series G preferred stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

        Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series G preferred stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

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  the events constituting the Change of Control;

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  the date of the Change of Control;

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  the last date on which the holders of Series G preferred stock may exercise their Change of Control Conversion Right;

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  the method and period for calculating the Common Stock Price;

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  the Change of Control Conversion Date;

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  that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any shares of Series G preferred stock, holders will not be able to convert the shares of Series G preferred stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

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  if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series G preferred stock;

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  the name and address of the paying agent, transfer agent and conversion agent for the Series G preferred stock;

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  the procedures that the holders of Series G preferred stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

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  the last date on which holders of Series G preferred stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

        We will issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series G preferred stock.

        To exercise the Change of Control Conversion Right, the holders of Series G preferred stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series G preferred stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series G preferred stock held in book-entry form through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series G preferred stock to be converted through the facilities of such

Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

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  the relevant Change of Control Conversion Date;

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  the number of shares of Series G preferred stock to be converted; and

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  that the Series G preferred stock is to be converted pursuant to the applicable provisions of the Series G preferred stock.

        The "Change of Control Conversion Date" is the date the Series G preferred stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series G preferred stock.

        The "Common Stock Price" is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

        Holders of Series G preferred stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

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  the number of withdrawn shares of Series G preferred stock;

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  if certificated Series G preferred stock has been surrendered for conversion, the certificate numbers of the withdrawn shares of Series G preferred stock; and

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  the number of shares of Series G preferred stock, if any, which remain subject to the holder's conversion notice.

        Notwithstanding the foregoing, if any Series G preferred stock is held in book-entry form through The Depository Trust Company or a similar depositary (each referred to as a "Depositary"), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

        Series G preferred stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem some or all of the shares of Series G preferred stock, as described above under "—Redemption—Optional Redemption" or "—Redemption—Special Optional Redemption," in which case only the shares of Series G preferred stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series G preferred stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series G preferred stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under "—Redemption—Optional Redemption" or "—Redemption—Special Optional Redemption," as applicable.

        We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

        In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series G preferred stock into shares of our common stock or other property. Notwithstanding any other provision of the Series G preferred stock, no holder of Series G preferred stock will be entitled to convert such Series G preferred stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the applicable share ownership limits contained in our charter, including the Articles Supplementary, unless we provide an exemption from this limitation for such holder. See "—Restrictions on Ownership and Transfer" below and "Description of Capital Stock—Restrictions on Ownership and Transfer of the Company's Capital Stock" in the accompanying prospectus.

        The Change of Control conversion feature may make it more difficult for a third party to take over the Company or discourage a party from taking over the Company. See "Risk Factors—Risks Related to this Offering—The Change of Control conversion feature may not adequately compensate you and may make it more difficult for a party to take over the Company or discourage a party from taking over the Company."

        Except as provided above in connection with a Change of Control, the Series G preferred stock is not convertible into or exchangeable for any other securities or property.

        For important information regarding our common stock, including restrictions on transfer applicable to our common stock, see "Description of Capital Stock" in the accompanying prospectus.

Voting Rights

        Holders of the Series G preferred stock will not have any voting rights, except as set forth below.

        Whenever dividends on any shares of Series G preferred stock are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our parity preferred stock (as defined below) upon which like voting rights have been conferred and are exercisable and with which the Series G preferred stock is entitled to vote as a class with respect to the election of those two directors, which may include the Series E preferred stock and Series F preferred stock and, if and when issued in exchange for outstanding Series A preferred units of the operating partnership, the Series A preferred stock) and the holders of Series G preferred stock (voting separately as a class with all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series G preferred stock in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 10% of the outstanding shares of Series G preferred stock or by the holders of any other class or series of parity preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series G preferred stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case such vote will be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting until all dividends accumulated on the Series G preferred stock for all past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series G preferred stock to elect those two directors will cease and, unless there are one or more other classes or series of our parity preferred stock upon which like voting rights have been conferred and are exercisable, the term of office of the two directors shall automatically terminate and the number of directors constituting the board of directors shall be reduced accordingly. As used herein, "parity preferred stock" means any class or series of our preferred stock ranking on a parity with the Series G preferred stock as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of the Company, including, without limitation, our Series E preferred stock, Series F preferred stock and, if and when issued, Series A preferred stock.

        If a special meeting is not called by us within 30 days after request from the holders of Series G preferred stock as described above, then the holders of record of at least 10% of the outstanding Series G preferred stock may designate in writing a holder to call the meeting at our expense.

        So long as any shares of Series G preferred stock remain outstanding, we shall not, without the consent or the affirmative vote of the holders of at least two-thirds of the shares of Series G preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (with the Series G preferred stock voting separately as a class):

  •
  Authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to the Series G preferred stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or reclassify any of our authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any such shares;

  •
  Amend, alter or repeal any of the provisions of our charter, including the Articles Supplementary for the Series G preferred stock, so as to materially and adversely affect any right, preference, privilege or voting power of the Series G preferred stock; or

  •
  Enter into any share exchange that affects the Series G preferred stock or consolidate with or merge into any other entity, or permit any other entity to consolidate with or merge into us, unless in each such case described in this bullet point each share of Series G preferred stock remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for preferred stock of the surviving or resulting entity having preferences, rights, dividends, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption substantially identical to and in any event without any material adverse change to those of the Series G preferred stock;

provided that any amendment to our charter to increase the number of authorized shares of stock or the creation or issuance of any other class or series of preferred stock or any increase in the number of authorized or outstanding shares of Series G preferred stock or any other class or series of stock, in each case ranking on a parity with or junior to the Series G preferred stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution and winding up, shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series G preferred stock.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Series G preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect the redemption.

        On each matter on which holders of Series G preferred stock are entitled to vote, each share of Series G preferred stock will be entitled to one vote, except that when shares of any other class or series of our preferred stock have the right to vote with the Series G preferred stock as a single class on any matter, the Series G preferred stock and the shares of each such other class or series will have one vote for each $50.00 of liquidation preference (excluding accrued and unpaid dividends), resulting in each share of Series G preferred stock being entitled to one-half of a vote under such circumstances.

        Except as expressly stated in the Articles Supplementary, the Series G preferred stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Restrictions on Ownership and Transfer

        In order for us to qualify as a REIT under the Code, no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In addition, if we, or an owner of 10% or more of our shares, actually or constructively owns 10% or more of one of our tenants (or a tenant of any partnership or limited liability company that is treated as a partnership for federal income tax purposes in which we are a partner or member), the rent we receive (either directly or through one or more subsidiaries) from that tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT's stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

        The Articles Supplementary establishing the terms of the Series G preferred stock contain restrictions on the ownership and transfer of Series G preferred stock which are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The Articles Supplementary establish an ownership limit (referred to as the "ownership limit") which provides that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by number of shares or value, whichever is more restrictive) of the outstanding shares of Series G preferred stock. The constructive ownership rules are complex, and may cause shares of Series G preferred stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of Series G preferred stock (or the acquisition of an interest in an entity that owns, actually or constructively, Series G preferred stock) by an individual or entity could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding Series G preferred stock and thus violate the ownership limit, or any other limit as permitted by the board of directors. The board of directors may, but in no event will be required to, waive the ownership limit with respect to a particular stockholder if it determines that the ownership will not jeopardize our status as a REIT and the board of directors otherwise decides the action would be in our best interest. As a condition of the waiver, the board of directors may require an opinion of counsel satisfactory to it, a ruling from the Internal Revenue Service and/or undertakings or representations from the applicant with respect to preserving our REIT status.

        The Articles Supplementary further prohibit:

  •
  any person from actually or constructively owning shares of the Series G preferred stock that would result in our being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

  •
  any person from transferring shares of the Series G preferred stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of Series G preferred stock in violation of any of the foregoing restrictions on transferability and ownership will be required to give us notice immediately and provide us with any other information we may request in order to determine the effect of the transfer or attempted transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved by not less than two-thirds of all votes entitled to be cast on the matter as required by our charter.

        Pursuant to the Articles Supplementary, if any purported transfer of Series G preferred stock or any other event occurs that, if effective, would result in any person violating the ownership limit or would result in our being "closely held" under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then the number of shares (which we sometimes refer to as "excess shares") of Series G preferred stock that would otherwise cause such person to violate the ownership limit or that would result in our being "closely held" under Section 856(h) of the Code or otherwise failing to qualify as a REIT will be automatically transferred to a trust for the benefit of a qualified charitable beneficiary selected by us, effective as of the close of business on the business day prior to the date of the purported transfer or other event, and the purported transferee will thereafter have no rights in those excess shares. If, for any reason, the transfer to the charitable trust is not automatically effective, then the purported transfer of the number of shares of Series G preferred stock that would otherwise cause any person to violate the ownership limit or result in our being "closely held" or cause us to fail as a REIT as aforesaid shall be void and the purported transferee will have no rights in those shares.

        Within 20 days of receiving notice from us of the transfer of excess shares to the trust, the trustee of the trust (which shall be designated by us) will be required to sell those excess shares to a person or entity who could own those shares without violating the ownership limit, and distribute to the purported transferee an amount equal to the lesser of

  •
  the price paid by the purported transferee or purported beneficial owner, as the case may be, for those excess shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of Series G preferred stock for fair value, the market price, as defined in the Articles Supplementary, of those shares on the day of the event which resulted in the transfer to the trust) and

  •
  the net sales proceeds received by the trust for those excess shares.

In either case, any proceeds in excess of the amount distributable to the purported transferee will be distributed to the charitable organization that is the beneficiary of the trust, together with any dividends or other distributions thereon.

        Prior to a sale of any excess shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions we have paid with respect to those excess shares, and also will be entitled to exercise all voting rights with respect to those excess shares. Subject to

Maryland law, effective as of the date that those shares have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion):

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  to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

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  to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary.

However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast its vote. Any dividend or other distribution paid to the purported transferee after the deemed transfer of shares of Series G preferred stock, but prior to our discovery that the shares had been automatically transferred, to a trust as described above will be required to be repaid by such purported transferee to the trustee upon demand for distribution to the beneficiary (and, if any such dividend or distribution has not been paid to the trustee prior to the distribution to the purported transferee of the proceeds from the sale of such shares held by the trust, the trustee shall be permitted to reduce the amount of such proceeds paid to the purported transferee by the amount of any such dividend or distribution which has not been paid to the trustee as aforesaid).

        In addition, shares of the Series G preferred stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

  •
  the price paid in the transaction that resulted in the transfer to the trust (or, if the event which resulted in the transfer to the trust did not involve a purchase of Series G preferred stock for fair value, the market price, as defined, as of the date of that event); or

  •
  the market price on the date we, or our designee, accepts the offer.

        We shall have the right to accept the offer until the trustee has sold the shares of stock held in the trust. Upon a sale to us, the interest of the beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the purported transferee.

        If any purported transfer of shares of Series G preferred stock would cause us to be beneficially owned by fewer than 100 persons, that transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock. In addition, the Articles Supplementary permit our board of directors to take such action as it deems necessary or advisable to preserve our status as a REIT, including redeeming shares of Series G preferred stock whose ownership or transfer violates the restrictions described above for cash at a redemption price of $25.00 per share plus, subject to the exceptions described above in "Redemption—Other," any accrued and unpaid dividends thereon to but excluding the date fixed for redemption.

        All certificates representing shares of Series G preferred stock will bear a legend referring to the restrictions described above.

        Each actual or constructive owner of Series G preferred stock is required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT. In addition, as set forth in U.S. Treasury Regulations, all owners of a specified percentage (or more) of our total outstanding shares of stock (regardless of type or class and including the Series G preferred stock) must complete and return to us questionnaires regarding their ownership of our shares. Under current Treasury Regulations, the specified percentage is between 0.5% and 5.0%, depending upon the number of holders of record of our total outstanding shares.

        The provisions described herein under "—Restrictions on Ownership and Transfer" shall apply to the Series G preferred stock notwithstanding any contrary provisions of the Series G preferred stock described elsewhere in this prospectus supplement or the accompanying prospectus.

SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        For a discussion of certain material United States federal income tax consequences related to the acquisition, ownership and disposition of our Series G preferred stock offered by this prospectus supplement, please see "United States Federal Income Tax Considerations," or the 8-K Disclosure, in Exhibit 99.2 to our Current Report on Form 8-K filed with the SEC on March 15, 2012, which was filed with respect to Item 8.01 of Form 8-K, and which Exhibit 99.2 is incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference," as supplemented by the discussion in the paragraph below, and which supersedes in its entirety the discussion under the heading "United States Federal Income Tax Considerations" in the accompanying prospectus.

        United States Federal Income Tax Considerations for Holders of Our Capital Stock—Taxation of Taxable U.S. Holders Generally—Conversion of Series G Preferred Stock.    Upon the occurrence of a Change of Control, each holder of Series G preferred stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem some or all of the shares of the Series G preferred stock held by such holder as described under "Description of Series G Preferred Stock—Redemption—Optional Redemption" or "Description of Series G Preferred Stock—Redemption—Special Optional Redemption" in this prospectus supplement, in which case such holder will have the right only with respect to shares of Series G preferred stock that are not called for redemption) to convert some or all of such holder's Series G preferred stock into shares of our common stock (or the Alternative Conversion Consideration (as defined under "Description of Series G Preferred Stock—Conversion Rights" in this prospectus supplement), as applicable). See "Description of Series G Preferred Stock—Conversion Rights" in this prospectus supplement. Except as provided below, a United States stockholder generally will not recognize gain or loss upon the conversion of Series G preferred stock into shares of our common stock. A United States stockholder's tax basis and holding period in the shares of common stock received upon conversion generally will be the same as those of the converted Series G preferred stock (but the tax basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash).

        Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the United States stockholder has held the Series G preferred stock for more than one year.

        Any common stock received on conversion in exchange for accrued and unpaid dividends on the Series G preferred stock generally will be treated as a distribution by us, and subject to tax treatment as described in "United States Federal Income Tax Considerations—Federal Income Tax Considerations for Holders of Our Capital Stock—Taxation of Taxable United States Holders Generally—Distributions Generally" in the 8-K Disclosure.

        In addition, if a United States stockholder receives the Alternative Conversion Consideration (in lieu of shares of our common stock) in connection with the conversion of the United States stockholder's shares of Series G preferred stock, the tax treatment of the receipt of any such other consideration will depend on the nature of the consideration and the structure of the transaction that gives rise to the Change of Control, and it may be a taxable exchange. United States stockholders converting their shares of Series G preferred stock should consult their tax advisors regarding the United States federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon any such conversion.

        Prospective investors in our Series G preferred stock should consult their tax advisors regarding the United States federal income and other tax consequences to them of the acquisition, ownership and disposition of our Series G preferred stock offered by this prospectus supplement.

UNDERWRITING (CONFLICTS OF INTEREST)

        We intend to offer the Series G preferred stock through the underwriters named below. Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as the representatives of the underwriters. Subject to the terms and conditions described in an underwriting agreement among us, the operating partnership and the representatives of the underwriters, we have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from us, the number of shares listed opposite their names below.

Underwriter	Number of Shares
Wells Fargo Securities, LLC	940,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	940,000
Barclays Capital Inc.	940,000
J.P. Morgan Securities LLC	940,000
RBC Capital Markets, LLC	160,000
Comerica Securities, Inc.	40,000
KeyBanc Capital Markets Inc.	40,000

Total	4,000,000

        The underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price appearing on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.50 per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $0.45 per share to other dealers. After the public offering, the public offering price, concession and reallowance may be changed.

        The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option
Public offering price(1)	$25.00	$100,000,000	$115,000,000
Underwriting discount	$0.7875	$3,150,000	$3,622,500
Proceeds, before expenses, to Kilroy Realty Corporation	$24.2125	$96,850,000	$111,377,500

(1)
Plus accrued dividends from March 27, 2012, if settlement occurs after that date.

        The expenses of the offering, not including the underwriting discount, are estimated at $450,000 and are payable by us.

Overallotment Option

        We have granted an option to the underwriters to purchase up to 600,000 additional shares of Series G preferred stock at the public offering price on the cover page of this prospectus supplement less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any overallotments. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

        We have agreed not to issue, sell or transfer any Series G preferred stock or other preferred stock or any securities exchangeable or exercisable for or convertible into any of the foregoing for a period of 30 days after the date of this prospectus supplement without the prior written consent of the representatives of the underwriters, except for shares of Series G preferred stock issued in this offering and subject to other specified exceptions. The representatives of the underwriters may, in their sole discretion and at any time or from time to time, without notice, release all or any of the shares or other securities subject to this lock-up provision.

New York Stock Exchange Listing

        Currently, no market exists for the Series G preferred stock. We plan to file an application to list the Series G preferred stock on the NYSE. If approved for listing, we expect that trading of the Series G preferred stock on the NYSE will commence within 30 days after the date of initial issuance of the Series G preferred stock. We cannot assure you that a trading market on the NYSE for the Series G preferred stock will develop or, even if one develops, that it will be maintained or will provide you with adequate liquidity. The underwriters have advised us that they intend to make a market in the Series G preferred stock prior to the commencement of trading on the NYSE. However, the underwriters have no obligation to do so, and may discontinue any market making in the Series G preferred stock at any time without notice. Accordingly, we cannot assure you that a market for the Series G preferred stock will develop prior to the commencement of trading on the NYSE or, if a market develops (whether before or after commencement of trading on the NYSE), that it will be maintained or will provide you with adequate liquidity.

Price Stabilization and Short Positions

        Until the distribution of the Series G preferred stock is completed, SEC rules may limit the underwriters and selling group members, if any, from bidding for or purchasing the Series G preferred stock. However, the underwriters may engage in transactions that stabilize the price of the Series G preferred stock, such as bids or purchases to peg, fix or maintain that price.

        If the underwriters create a short position in the Series G preferred stock in connection with this offering (i.e., if they sell more shares of Series G preferred stock than are set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing shares in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the overallotment option described above. Purchases of shares of Series G preferred stock to stabilize its price or to reduce a short position may cause the price of the Series G preferred stock to be higher than it might be in the absence of those purchases.

        In addition, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing Series G preferred stock in this offering if the syndicate repurchases previously distributed Series G preferred stock to cover syndicate short positions or to stabilize the price of the Series G preferred stock.

        Neither we, nor any of the underwriters, makes any representation or prediction as to the direction or the magnitude of any effect that the transactions described above, if commenced, may have on the market price of the Series G preferred stock. In addition, neither we, nor any of the underwriters, makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Delayed Settlement

        We expect that the delivery of the Series G preferred stock will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the seventh business day following the date of this prospectus supplement. Under rules of the SEC, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series G preferred stock before the third business day prior to the closing date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that the normal settlement date for that trade would occur prior to the closing date for the issuance of the Series G preferred stock, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters.

Electronic Distribution

        In connection with this offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as email. Certain of the underwriters may facilitate internet distribution for this offering to certain of their respective internet subscription customers. In addition, certain of the underwriters may allocate shares for sale to their respective online brokerage customers. An electronic prospectus supplement and the accompanying prospectus may be made available on the website maintained by any such underwriter. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any such website is not part of this prospectus supplement or the accompanying prospectus.

Conflicts of Interest

        J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is the administrative agent, Barclays Bank PLC, an affiliate of Barclays Capital Inc., is a documentation agent, Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, is the syndication agent and affiliates of Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are, and affiliates of some or all of the other underwriters may be, lenders under the credit facility. As described above in "Use of Proceeds", net proceeds of this offering may be used to repay borrowings under the credit facility. Because affiliates of some or all of the underwriters are lenders under the credit facility, to the extent that net proceeds from this offering are applied to repay borrowings under the credit facility, such affiliates will receive proceeds of this offering through the repayment of those borrowings. In addition, as described above under "Use of Proceeds," we intend to use net proceeds from this offering to redeem a portion of the outstanding shares of our Series E preferred stock and Series F preferred stock. One or more of the underwriters and/or their affiliates own shares of our Series E preferred stock, and may own shares of our Series F preferred stock, and therefore will receive a portion of the proceeds from this offering to the extent we redeem those shares of preferred stock. The aggregate amount received by the underwriters and their affiliates, as applicable, from the repayment, if any, of those borrowings and the redemption of such preferred stock may exceed 5% of the proceeds of this offering (not including underwriting discount). Nonetheless, in accordance with Rule 5121 of FINRA, the appointment of a qualified independent underwriter is not necessary in connection with this offering because REITs are excluded from that requirement. In addition, as described above under "Risk Factors—Risks Related to this Offering—The covenants in the operating partnership's unsecured revolving credit facility and, if entered into, a new term loan the operating partnership expects to enter into, may limit the Company's ability to make distributions to the holders of its Series G preferred stock and its common stock," we are currently in discussions with prospective lenders regarding a new unsecured term loan. J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as joint lead arrangers and joint bookrunners for the proposed term loan and, if we enter into the term loan, we expect that JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, will be administrative agent, Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, will be co-syndication agents, and affiliates of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC and some or all of the other underwriters will be lenders, under the term loan. However, we cannot assure you that we will enter into the term loan with these parties or at all.

Other Relationships

        In addition to the matters discussed above under "—Conflicts of Interest," some or all of the underwriters and/or their affiliates have engaged in, and/or may in the future engage in, investment banking, commercial banking, financial advisory and other commercial dealings in the ordinary course of business with us and the operating partnership. They have received and in the future may receive fees and commissions for these transactions.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of us or the operating partnership. Certain of the underwriters or their affiliates that may have lending relationship with us may also choose to hedge their credit exposure to us consistent with their customary risk management policies. Typically those underwriters and their affiliates would hedge such exposure by entering into transactions, which may consist of either the purchase of credit default swaps or short positions in securities of the Company or the operating partnership. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

        No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of the Series G preferred stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the shares where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

        Each of the underwriters may arrange to sell the shares offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

  The European Economic Area and United Kingdom

        In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), including each Relevant Member State that has implemented the 2010 PD Amending Directive, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), no offer of shares will be made to the public in that Relevant Member State, except that with effect from and including that Relevant Implementation Date, offers of shares may be made to the public in that Relevant Member State at any time:

  •
  to "qualified investors" as defined in the Prospectus Directive; or

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than "qualified investors" as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall result in a requirement for the publication of a prospectus pursuant to Article 3 of the Prospectus Directive or of a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" as defined in the Prospectus Directive, or in circumstances in which the prior consent of the subscribers has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

        We, the representatives of the underwriters, the other underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

        For the purpose of the above provisions, the expression an "offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order) and/or (ii) who are high net worth companies or other entities falling within Article 49(2)(a) to (d) of the Order or persons to whom it may otherwise be lawfully communicated (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in this prospectus supplement, the accompanying prospectus or a document which is incorporated by reference in this prospectus supplement or the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement or the accompanying prospectus, or information that we later file with the SEC prior to the termination of this offering that is incorporated by reference or deemed to be incorporated by reference in each, as the case may be, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

  •
  our and the operating partnership's Annual Report on Form 10-K for the year ended December 31, 2011; and

  •
  our and the operating partnership's Current Report on Form 8-K filed on February 8, 2012 (excluding information under Item 7.01 of such report and Exhibit 99.1 to such report), our and the operating partnership's Current Report on Form 8-K filed on February 14, 2012 (excluding information under Item 7.01 of such report and Exhibits 99.1 and 99.2 to such report), our Current Report on Form 8-K filed on February 24, 2012, and our and the operating partnership's Current Report on Form 8-K filed on March 15, 2012 (excluding information under Item 7.01 of such report and Exhibit 99.1 to such report).

        We are also incorporating by reference any additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of this offering. We are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including our compensation committee report and performance graph included or incorporated by reference in any Annual Report on Form 10-K or proxy statement, or any information or related exhibits furnished pursuant to Items 2.02 or 7.01 of Form 8-K, or any exhibits filed pursuant to Item 9.01 of Form 8-K that are not deemed "filed" with the SEC.

        To receive a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including exhibits, if they are specifically incorporated by reference in the documents, call or write Kilroy Realty Corporation, 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attention: Secretary (telephone (310) 481-8400).

 LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Certain legal matters relating to Maryland law, including the validity of the issuance of the shares of Series G preferred stock offered by this prospectus supplement, and the accompanying prospectus, will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Sidley Austin LLP, San Francisco, California, will act as counsel for the underwriters.

 EXPERTS

        The financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from Kilroy Realty Corporation's and Kilroy Realty, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of Kilroy Realty Corporation's and Kilroy Realty, L.P.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

KILROY REALTY CORPORATION

Common Stock, Preferred Stock, Depositary Shares, Warrants and Guarantees

KILROY REALTY, L.P.

Debt Securities

        We may offer from time to time in one or more series or classes (i) debt securities of Kilroy Realty, L.P. which may be fully and unconditionally guaranteed by Kilroy Realty Corporation, (ii) shares of Kilroy Realty Corporation's common stock, par value $.01 per share, (iii) shares or fractional shares of Kilroy Realty Corporation's preferred stock, par value $.01 per share, (iv) shares of Kilroy Realty Corporation's preferred stock represented by depositary shares and (v) warrants to purchase preferred stock or common stock, referred to collectively in this prospectus as the offered securities, separately or together, in separate series in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus.

        The specific terms of the offered securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, and will include, where applicable (i) in the case of debt securities and, as applicable, related guarantees, the specific terms of such debt securities, which may be either senior or subordinated, secured or unsecured, and related guarantees, (ii) in the case of common stock, the number of shares and any initial public offering price; (iii) in the case of preferred stock, the specific title and any dividend, liquidation, redemption, conversion, voting and other rights and any initial public offering price; (iv) in the case of depositary shares, the fractional or multiple shares of preferred stock represented by each such depositary share; and (v) in the case of warrants, the duration, offering price, exercise price and detachability. In addition, such specific terms may include limitations on actual or constructive ownership and restrictions on transfer of the offered securities, in each case as may be appropriate to preserve Kilroy Realty Corporation's status as a real estate investment trust, or REIT, for federal income tax purposes.

        The applicable prospectus supplement will also contain information, where applicable, about (i) certain United States federal income tax consequences relating to, and (ii) any listing on a securities exchange of, the offered securities covered by such prospectus supplement.

        The offered securities may be offered directly, through agents we may designate from time to time or by, to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the offered securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in, or will be calculable from the information set forth in, the applicable prospectus supplement. See "Plan of Distribution." No offered securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of offered securities.

        Kilroy Realty Corporation's common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "KRC." On February 28, 2011, the last reported sales price of Kilroy Realty Corporation's common stock on the NYSE was $38.75 per share.

        Before you invest in the offered securities, you should consider the risks discussed in "Risk Factors" on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2011.

        Kilroy Realty, L.P., or the operating partnership, is a Delaware limited partnership. Kilroy Realty Corporation, or the Company or guarantor, is the sole general partner of the operating partnership. Unless otherwise expressly stated or the context otherwise requires, in this prospectus, "we," "us" and "our" refer collectively to the Company, the operating partnership and the Company's other subsidiaries, references to "Company common stock" or similar references refer to the common stock, par value $.01 per share, of the Company and references to "common units" or similar references refer to the common units of the operating partnership.

        You should rely only on the information contained in this prospectus, the applicable prospectus supplement and in any document incorporated by reference. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and the applicable prospectus supplement are not an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and the applicable prospectus supplement are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus and the applicable prospectus supplement is correct on any date after the date of this prospectus or the date of the applicable prospectus supplement even though this prospectus and the applicable prospectus supplement are delivered or securities are sold pursuant to this prospectus and the applicable prospectus supplement at a later date. Since the date of this prospectus and the date of the applicable prospectus supplement, our business, financial condition, results of operations and prospects may have changed.

i

RISK FACTORS

        Investment in the offered securities involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in the applicable prospectus supplement, including, without limitation, the risks of an investment in our Company under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" (or similar captions) in Kilroy Realty Corporation's and Kilroy Realty, L.P.'s most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q, incorporated into this prospectus and the applicable prospectus supplement by reference, as updated in subsequent filings of Kilroy Realty Corporation and Kilroy Realty, L.P. with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section entitled "Forward-Looking Statements" included elsewhere in this prospectus and the applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

        This prospectus and the applicable prospectus supplement, including the documents incorporated by reference herein, contain certain "forward-looking statements" within the meaning of federal securities law.

        Additionally, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. In particular, statements pertaining to our capital resources, portfolio performance, results of operations, pending and potential or proposed acquisitions, anticipated growth in our funds from operations and anticipated market conditions and demographics are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described or that they will happen at all. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategies, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

  •
  global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants;

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  adverse economic or real estate conditions in California, including with respect to California's continuing budget deficits;

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  risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry;

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  defaults on or non-renewal of leases by tenants, particularly any of our largest offices tenants and our largest industrial tenants;

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  any significant downturn in our tenants' businesses;

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  our ability to re-lease property at or above current market rates;

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  costs to comply with government regulations;

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  the availability of cash for distribution and exposure of risk of default under our debt obligations;

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  significant competition, which may decrease the occupancy and rental rates of properties;

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  potential losses that may not be covered by insurance;

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  our ability to successfully complete acquisitions and operate acquired properties;

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  our ability to successfully complete development and redevelopment properties on schedule and within budgeted amounts;

  •
  defaults on leases for land on which some of our properties are located;

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  adverse changes to, or implementations of, income tax laws, environmental laws or other governmental regulations or legislation;

  •
  environmental uncertainties and risks related to natural disasters; and

  •
  the Company's ability to maintain its status as a REIT.

        You are cautioned not to unduly rely on the forward-looking statements contained in this prospectus and the applicable prospectus supplement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. These risks and uncertainties are discussed in more detail under the caption "Risk Factors" in this prospectus, under the caption "Risk Factors" in Kilroy Realty Corporation's and Kilroy Realty, L.P.'s most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q, incorporated into this prospectus and the applicable prospectus supplement by reference, as updated in subsequent filings of Kilroy Realty Corporation and Kilroy Realty, L.P. with the SEC under the Exchange Act.

 CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED DIVIDENDS

        Kilroy Realty Corporation's (i) consolidated ratio of earnings to fixed charges and (ii) consolidated ratio of earnings to combined fixed charges and preferred dividends for each of the periods indicated was as follows:

	For Year Ended December 31,
	2010	2009	2008	2007	2006
Consolidated ratio of earnings to fixed charges	1.10x	1.39x	1.37x	1.34x	1.55x
Deficiency (in thousands)	—	—	—	—	—
Consolidated ratio of earnings to combined fixed charges and preferred dividends	0.98x	1.21x	1.20x	1.17x	1.34x
Deficiency (in thousands)	$1,926	—	—	—	—

        Kilroy Realty, L.P.'s consolidated ratio of earnings to fixed charges for each of the periods indicated was as follows:

	For Year Ended December 31,
	2010	2009	2008	2007	2006
Consolidated ratio of earnings to fixed charges	1.19x	1.53x	1.49x	1.46x	1.70x

        We have computed the consolidated ratio of earnings to fixed charges for Kilroy Realty Corporation by dividing earnings by fixed charges. Earnings consist of income from continuing operations before the effect of noncontrolling interest plus fixed charges and amortization of capitalized interest, reduced by capitalized interest and loan costs and distributions on Series A cumulative redeemable preferred units. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of loan costs, an estimate of the interest within rental expense, and distributions on cumulative redeemable preferred units.

        We have computed the consolidated ratio of earnings to combined fixed charges and preferred dividends for Kilroy Realty Corporation by dividing earnings by combined fixed charges and preferred dividends. Earnings consist of income from continuing operations before the effect of noncontrolling interest plus fixed charges and amortization of capitalized interest, reduced by capitalized interest and loan costs and distributions on Series A cumulative redeemable preferred units. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of loan costs, an estimate of the interest within rental expense, and distributions on Series A cumulative redeemable preferred units. For the year ended December 31, 2010, our earnings were inadequate to cover fixed charges.

        We have computed the consolidated ratio of earnings to fixed charges for Kilroy Realty, L.P. by dividing earnings by fixed charges. Earnings consist of income from continuing operations before the effect of noncontrolling interest plus fixed charges and amortization of capitalized interest and reduced by capitalized interest and loan costs. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of loan costs and an estimate of the interest within rental expense.

 THE COMPANY

        We own, develop, acquire and manage real estate assets primarily Class A real estate assets in the coastal regions of Los Angeles, Orange County, San Diego, greater Seattle and the San Francisco Bay Area, which we believe have strategic advantages and strong barriers to entry. Class A real estate encompasses attractive and efficient buildings of high quality that are attractive to tenants, are well-designed and constructed with above-average material, workmanship and finishes and are well-maintained and managed.

        As of December 31, 2010, our stabilized portfolio of operating properties was comprised of 100 office buildings and 40 industrial buildings, which encompassed an aggregate of approximately 10.4 million and 3.6 million rentable square feet, respectively. As of December 31, 2010, the office properties were approximately 88% occupied by 365 tenants and the industrial properties were approximately 94% occupied by 58 tenants. As of December 31, 2010, all but one of our properties were located in California. Our stabilized portfolio excludes undeveloped land, one office redevelopment property that is currently under construction and one industrial property that we are in the process of repositioning for residential use. During the year ended December 31, 2010, we commenced redevelopment on one of our properties that was previously occupied by a single tenant for over 25 years. The redevelopment property encompasses approximately 300,000 rentable square feet of office space and is located in the El Segundo submarket of Los Angeles county. As of December 31, 2010, we had one industrial property that we are currently in the process of repositioning for residential use. During the year ended December 31, 2010, we received notification that the zoning to allow high density residential improvements on the land underlying this industrial property was adopted by the City of Irvine, and we are currently evaluating strategic opportunities for this property.

        Kilroy Realty Corporation is a Maryland corporation organized to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, which owns its interests in all of its properties through Kilroy Realty, L.P., or the operating partnership, and Kilroy Realty Finance Partnership, L.P., or the finance partnership, both of which are Delaware limited partnerships. We conduct substantially all of our operations through the operating partnership of which, as of December 31, 2010, the Company owned an approximate 96.8% general partnership interest. The remaining 3.2% common limited partnership interest in the operating partnership as of December 31, 2010 was owned by non-affiliated investors and certain directors and officers of the Company. Kilroy Realty Finance, Inc., one of the Company's wholly-owned subsidiaries, is the sole general partner of the finance partnership and owns a 1.0% general partnership interest. The operating partnership owns the remaining 99.0% limited partnership interest in the finance partnership. We conduct substantially all of our development activities through Kilroy Services, LLC, which is a wholly-owned subsidiary of the operating partnership. With the exception of the operating partnership, all of the Company's subsidiaries, which include, Kilroy Realty TRS, Inc., Kilroy Realty Management, L.P., Kilroy RB, LLC, Kilroy RB II, LLC, Kilroy Northside Drive, LLC, and Kilroy Realty 303, LLC are wholly-owned.

        The Company's common stock is listed on the NYSE under the symbol "KRC," the Company's 7.80% Series E Cumulative Redeemable Preferred Stock under the symbol "KRC-PE" and the Company's 7.50% Series F Cumulative Redeemable Preferred Stock under the symbol "KRC-PF." Our principal executive offices are located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064. Our telephone number is (310) 481-8400.

USE OF PROCEEDS

        The Company, as general partner of the operating partnership, is required under the terms and conditions of the operating partnership's partnership agreement to contribute the net proceeds of any sale of common stock, preferred stock, depositary shares or warrants pursuant to this prospectus to the operating partnership. Unless otherwise indicated in the applicable prospectus supplement, the operating partnership intends to use the contributed net proceeds from sales of securities by the Company and any net proceeds from any sale of the operating partnership's debt securities pursuant to this prospectus and the applicable prospectus supplement for general corporate purposes, including, without limitation, the acquisition and development of properties and the repayment of debt. Net proceeds from the sale of the offered securities initially may be temporarily invested in short-term securities.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

        This section describes the general terms and provisions of the operating partnership's debt securities. When our operating partnership offers to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, including the terms of any related guarantees by the Company and the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        The debt securities may be offered either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be the operating partnership's senior, senior subordinated or subordinated obligations and may be issued in one or more series. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be the operating partnership's direct, unsecured obligations and will rank equally in right of payment with all of its other senior unsecured indebtedness.

        Unless otherwise specified in a prospectus supplement, the debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee. The indenture contains the full legal text of the matters described in this section. We have summarized select portions of the indenture below. The summary is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of the terms used in the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those sections or defined terms are incorporated by reference into this prospectus or the applicable prospectus supplement, and this summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement. The form of the indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of the Company's board of directors and set forth or determined in the manner provided in a resolution of the Company's board of directors, in an officer's certificate or by a supplemental indenture. The particular terms of each series of debt securities, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet). A prospectus supplement may change any of the terms of the debt securities described in this prospectus.

        Unless we state otherwise in the applicable prospectus supplement, we can issue an unlimited amount of the operating partnership's debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

  •
  the title and ranking of the debt securities;

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  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which we will pay the principal of and premium, if any, on the debt securities;

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  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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  the place or places where principal of, premium, if any, and interest on the debt securities will be payable;

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  the price or prices and the terms and conditions upon which we may redeem the debt securities;

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  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

  •
  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

  •
  the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made and, if payments of principal, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

  •
  the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

  •
  any provisions relating to any security provided for the debt securities or the guarantees, if any, thereof;

  •
  any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

  •
  any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

  •
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

  •
  the provisions, if any, relating to conversion of any debt securities of the series, including if applicable, the conversion price, the conversion period, the securities or other property into which such debt securities will be convertible, provisions as to whether conversion will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such debt securities are redeemed;

  •
  whether the debt securities of the series will be senior debt securities or subordinated debt securities and, if applicable, the subordination terms thereof;

  •
  whether the debt securities of the series will be secured debt securities and, if applicable, a description of the collateral securing the debt securities;

  •
  whether the debt securities of the series are guaranteed pursuant to the indenture, the terms of the guarantee and whether any guarantee is made on a senior or subordinated basis and, if applicable, the subordination terms of any guarantee; and

  •
  any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series.

        As discussed above, we may issue debt securities of the operating partnership that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. In addition, we may denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, and the principal of and any premium and interest on any series of debt securities may be payable in a foreign currency or currencies or a foreign currency unit or units. The applicable prospectus supplement will provide you with information on the federal income tax considerations and other special considerations applicable to any of the debt securities.

No Protection in the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities of any series will not contain any provisions which may afford holders of the debt securities of such series protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of any series of debt securities.

Merger, Consolidation and Sale of Assets

        Unless we state otherwise in the applicable prospectus supplement, the operating partnership and the Company may consolidate with, or sell, lease or convey all or substantially all of their, as the case may be, respective assets to, or merge with or into, any other entity, provided that the following conditions are met:

  •
  the operating partnership or the Company, as the case may be, shall be the continuing entity, or the successor entity (if other than the operating partnership or the Company, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, in the case of the operating partnership, payment of the principal of and premium, if any, and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions in the indenture, or in the case of the Company, the obligations of the Company under its guarantees of the debt securities and the due and punctual performance and observance of all of the covenants and conditions in the indenture, as the case may be;

  •
  immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

  •
  an officer's certificate and legal opinion covering these conditions shall be delivered to the trustee.

        Upon any such merger, consolidation or conveyance, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, the operating partnership or the Company, as the case may be, under the indenture.

Events of Default

        Unless we state otherwise in the applicable prospectus supplement, the indenture provides that the following events are "Events of Default" with respect to any series of debt securities:

  •
  default in the payment of any interest on the debt securities of such series when such interest becomes due and payable that continues for a period of 30 days;

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  default in the payment of any principal of or premium, if any, on the debt securities of such series, or any redemption price due with respect to the debt securities of such series, when due and payable;

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  default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of such series;

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  failure by the operating partnership or the Company to comply with their respective obligations described under "Merger, Consolidation and Sale of Assets";

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  default in the performance, or breach, of any of the operating partnership's or the Company's other covenants or warranties in the indenture and continuance of such default or breach for a period of 60 days after written notice as provided in the indenture;

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  default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or the operating partnership or by any Subsidiary of the operating partnership or the Company, the repayment of which the Company or the operating partnership has guaranteed or for which the Company or the operating partnership is directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least

    $35 million, whether such indebtedness exists as of the date of the indenture or shall thereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the period specified in such instrument;

  •
  a final judgment for the payment of $35 million or more (excluding any amounts covered by insurance) is rendered against the operating partnership, the Company or any of the operating partnership's or the Company's respective Subsidiaries, which judgment is not discharged or stayed within 60 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished; or

  •
  certain events of bankruptcy, insolvency or reorganization involving, or court appointment (which appointment remains unstayed and in effect for 90 days) of a receiver, liquidator or trustee for, the operating partnership, the Company or any Significant Subsidiary of the operating partnership or the Company.

        A supplemental indenture establishing the terms of a particular series of debt securities may delete, modify or add to the Events of Default described above.

        If an Event of Default with respect to the debt securities of a particular series occurs and is continuing (other than an Event of Default specified in the last bullet above, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare the principal amount of, and accrued and unpaid interest on, all of the debt securities of such series to be due and payable immediately by written notice thereof to the operating partnership and the Company (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the debt securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the debt securities of such series outstanding may rescind and annul the declaration and its consequences if:

  •
  the operating partnership or the Company shall have deposited with the trustee all required payments of the principal of and premium, if any, and interest on the debt securities of such series, plus certain fees, expenses, disbursements and advances of the trustee; and

  •
  all Events of Default, other than the non-payment of accelerated principal of and interest on the debt securities of such series, have been cured or waived as provided in the indenture.

        The indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to the debt securities of such series and its consequences, except, among other things, a default:

  •
  in the payment of the principal of or premium, if any, or interest on the debt securities of such series; or

  •
  in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of all outstanding debt securities of such series affected thereby.

        The trustee will be required to give notice to the holders of the debt securities of any particular series within 90 days of a default under the indenture with respect to the debt securities of such series unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of such series of any default with respect to the debt securities of such series (except a default in the payment of the principal of or premium, if any or interest on the debt securities of such series) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders of the debt securities of such series.

        The indenture will provide that no holders of the debt securities of a particular series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default with respect to the debt securities of such series from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of reasonable indemnity and no direction inconsistent with that request has been given to the trustee by holders of a majority in aggregate principal amount of the outstanding debt securities of such series. This provision will not prevent, however, any holder of the debt securities of such series from instituting suit for the enforcement of payment of the principal of or premium if any, or interest on the debt securities of such series on or after the respective due dates thereof.

        Subject to provisions in the indenture relating to its duties in case of default, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of any series then outstanding under the indenture, unless the holders of debt securities of such series shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture or which may involve the trustee in personal liability or be unduly prejudicial to the holders of the debt securities of such series not joining therein.

        Within 120 days after the close of each fiscal year, the operating partnership and the Company must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Modification, Waiver and Meetings

        Unless we state otherwise in the applicable prospectus supplement, modifications and amendments of the indenture will be permitted to be made pursuant to a supplemental indenture entered into by the operating partnership, the Company and the trustee with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series affected by such supplemental indenture (including consent obtained in connection with a tender offer or exchange offer for the outstanding debt securities of such series); provided, however, that no modification or amendment may, without the consent of the holder of each debt security affected thereby:

  •
  change the stated maturity of the principal of or premium, if any, or any installment of interest on any debt securities or reduce the principal amount of or premium, if any, or the rate or amount of interest on any debt securities;

  •
  change the place of payment, or the coin or currency, for payment of principal of or any premium, if any, or interest on debt securities or impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

  •
  reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and their consequences thereunder or to reduce the quorum or change voting requirements set forth in the indenture;

  •
  modify or affect in any manner adverse to the holders of any debt securities the terms and conditions of the obligations of the Company, as guarantor, in respect of the payment of principal, premium, if any, and interest; or

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain defaults or Events of Default with respect to debt securities of any series, or the waiver of compliance with certain covenants applicable to the debt securities of any series, except to increase the percentage required to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the debt securities affected thereby.

        Notwithstanding the foregoing, modifications and amendments of the indenture will be permitted to be made by supplemental indenture executed by the operating partnership, the Company and the trustee without the consent of any holder of the debt securities for, among other things, any of the following purposes:

  •
  to evidence a successor to the operating partnership as obligor or the Company as guarantor under the indenture;

  •
  to add to the covenants of the operating partnership or the Company for the benefit of the holders of the debt securities of all or any series and any related guarantees, respectively, or to surrender any right or power conferred upon the operating partnership or the Company in the indenture with respect to all or any series of debt securities or any related guarantees;

  •
  to add Events of Default for the benefit of the holders of the debt securities of all or any series;

  •
  to amend or supplement any provisions of the indenture with respect to the debt securities of all or any series, provided that no amendment or supplement shall adversely affect the interests of the holders of such debt securities in any respect;

  •
  to secure the debt securities of all or any series;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in the indenture; provided that the action shall not adversely affect the interests of holders of the debt securities of any series in any respect;

  •
  to establish the form or terms of debt securities of any series and any related guarantees, and any deletions from or additions or changes to the indenture in connection therewith (provided that any such deletions, additions and changes shall not be applicable to any other debt securities then outstanding or to any other series of debt securities);

  •
  to delete, amend or supplement any provision contained in the indenture or in any supplemental indenture (which deletion, amendment or supplement may apply to one or more series of debt securities or may apply to the indenture generally), provided that such deletion, amendment or supplement does not (i) apply to any debt securities of any series then outstanding created or issued prior to the date of the supplemental indenture pursuant to which such deletion, amendment or supplement is made and entitled to the benefit of such provision deleted, amended or supplemented by such supplemental indenture, or (ii) modify the rights of the holder of any such debt security;

  •
  to comply with the Trust Indenture Act of 1939;

  •
  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate satisfaction and discharge, legal defeasance or covenant defeasance of the debt securities of any series as described below under the caption "—Discharge, Defeasance and Covenant Defeasance"; provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any respect;

  •
  to conform the provisions of the indenture, the debt securities or the guarantee to this "Description of Debt Securities and Related Guarantees" and to the additional terms set forth in the applicable prospectus supplement; or

  •
  to add guarantors for the benefit of the debt securities of all or any series.

        The operating partnership and the Company may omit in any particular instance to comply with certain specified covenants in the indenture with respect to the debt securities of any series if the holders of at least a majority in principal amount of all outstanding debt securities of such series waive such compliance. In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities, the indenture will provide that debt securities owned by the operating partnership, the Company or any other obligor upon the debt securities or any affiliate of the operating partnership, the Company, or of the other obligor shall be disregarded.

        The indenture will contain provisions for convening meetings of the holders of debt securities of one or more series. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by the operating partnership or the holders of at least 25% in principal amount of the outstanding debt securities of a particular series, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of such series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of such series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of such series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of the debt securities of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders of majority in principal amount of the outstanding debt securities of any particular series; provided, however, that if any action is to be taken at the meeting with respect to a request, demand, authorization, direction, notice, consent, waiver or other action which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of such series, holders of the specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum with respect to that matter.

        Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be taken by holders of such series and one or more additional series acting collectively and voting together as a single class, there shall be no minimum quorum requirement for that meeting and the principal amount of outstanding debt securities of all such series that are entitled to vote in favor of that request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

        Unless we state otherwise in the applicable prospectus supplement, the indenture shall cease to be of further effect with respect to, and the Company shall be released from its guarantee of the debt securities of any series (subject to the survival of specified provisions) when:

  •
  either (A) all outstanding debt securities of such series have been delivered to the trustee for cancellation (subject to specified exceptions) or (B) all outstanding debt securities of such series have become due and payable or will become due and payable at their maturity date within one year or are to be called for redemption on a redemption date within one year and the operating partnership has deposited with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on the outstanding debt securities of such series in respect of principal, premium, if any, and interest, to the date of such deposit (if the debt securities of such series have become due and payable) or to the maturity date or redemption date, as the case may be;

  •
  the operating partnership has paid or caused to be paid all other sums payable under the indenture with respect to the debt securities of such series; and

  •
  certain other conditions are met.

        The indenture provides that the operating partnership may elect:

  •
  to be discharged from any and all obligations in respect of the debt securities of any series (subject to the survival of specified provisions) ("legal defeasance"); or

  •
  to be released from compliance with specified covenants in respect of the debt securities of any series ("covenant defeasance").

        To effect legal defeasance or covenant defeasance, the operating partnership will be required to make an irrevocable deposit with the trustee, in trust for such purpose, of money and/or Government Obligations that, through the scheduled payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge the principal, premium, if any, and interest on the debt securities of such series on the scheduled due dates or the applicable redemption date, as the case may be, in accordance with the terms of the indenture and the debt securities of such series. Upon any legal defeasance (but not covenant defeasance) the Company will be released from its guarantee of the debt securities of such series.

        The trust described in the preceding paragraph may only be established if, among other things:

  •
  the operating partnership has delivered to the trustee a legal opinion of outside counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred, and such legal opinion, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service, or IRS, or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

  •
  if the cash and Government Obligations deposited are sufficient to pay the principal of, and premium, if any, and interest on the debt securities of such series, provided such debt securities of such series are redeemed on a particular redemption date, the operating partnership shall have given the trustee irrevocable instructions to redeem the debt securities of such series on the date and to provide notice of the redemption to the holders of the debt securities of such series;

  •
  such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which the operating partnership or the Company is a party or by which either of them is bound; and

  •
  no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities of such series shall have occurred and shall be continuing on the date of, or, solely in the case of events of default due to certain events of bankruptcy, insolvency, or reorganization, during the period ending on the 91st day after the date of, such deposit into trust.

        In the event we effect covenant defeasance with respect to the debt securities of any series, then any failure by the operating partnership or the Company to comply with any covenant as to which there has been covenant defeasance will not constitute an Event of Default. However, if the debt securities of such series are declared due and payable because of the occurrence of any other Event of Default, the amount of monies and/or Government Obligations deposited with the trustee to effect such covenant defeasance may not be sufficient to pay amounts due on the debt securities of such series at the time of any acceleration resulting from such Event of Default. However, the operating partnership and the Company would remain liable to make payment of such amounts due at the time of acceleration.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Book-entry System

  The Global Notes

        The debt securities of each series will be initially issued in the form of one or more registered debt securities in global form, without interest coupons, or the global notes. Upon issuance, each of the global notes will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, or DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

  •
  ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

  Book-entry Procedures for the Global Notes

        All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. None of the operating partnership, the Company or the underwriters are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including underwriters, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the debt securities represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have debt securities represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated debt securities; and

  •
  will not be considered the owners or holders of the debt securities under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note of any series must rely on the procedures of DTC to exercise any rights of a holder of debt securities of such series under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the direct, or, if applicable, indirect DTC participant through which the investor owns its interest).

        Payments of principal, premium, if any, and interest with respect to the debt securities represented by a global note will be made by the trustee to DTC or DTC's nominee as the registered holder of the global note. Neither the operating partnership, the Company nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

  Certificated Notes

        Debt securities of any series in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related debt securities of such series only if:

  •
  DTC notifies the operating partnership at any time that it is unwilling or unable to continue as depositary for the global notes of such series and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act at any time when the depositary is required to be so registered and a successor depositary is not appointed within 90 days after the operating partnership learns of such ineligibility;

  •
  an Event of Default has occurred and is continuing under the indenture with respect to the debt securities of such series; or

  •
  we, at our option, determine that the debt securities of such series shall no longer be represented by global notes.

DESCRIPTION OF CAPITAL STOCK

        We have summarized the material terms and provisions of the Company's capital stock in this section. For more detail you should refer to the Company's charter, which is incorporated by reference to our SEC filings. See "Where You Can Find More Information."

Common Stock

  General

        The Company's charter authorizes us to issue 150,000,000 shares of common stock, par value $.01 per share. As of December 31, 2010, we had 52,349,670 shares of common stock issued and outstanding. The 52,349,670 outstanding shares excludes the 1,723,131 shares of common stock, as of December 31, 2010, that we may issue in exchange for presently outstanding common units that may be tendered for redemption to the operating partnership.

        Shares of our common stock:

  •
  are entitled to one vote per share on all matters presented to stockholders generally for a vote, including the election of directors, with no right to cumulative voting;

  •
  do not have any conversion rights;

  •
  do not have any exchange rights;

  •
  do not have any sinking fund rights;

  •
  do not have any redemption rights;

  •
  do not generally have any appraisal rights;

  •
  do not have any preemptive rights to subscribe for any of our securities; and

  •
  are subject to restrictions on ownership and transfer.

        We may pay distributions on shares of the Company's common stock, subject to the preferential rights of the Company's Series E Preferred Stock and Series F Preferred Stock, and, when issued, the Company's Series A Preferred Stock, and any other series or class of capital stock that we may issue in the future with rights to dividends and other distributions senior to the Company's common stock. However, we may only pay distributions when the board of directors authorizes a distribution out of legally available funds. We make, and intend to continue to make, quarterly distributions on outstanding shares of the Company's common stock.

        The board of directors may:

  •
  reclassify any unissued shares of the Company's common stock into other classes or series of capital stock;

  •
  establish the number of shares in each of these classes or series of capital stock;

  •
  establish any preference rights, conversion rights and other rights, including voting powers, of each of these classes or series of capital stock;

  •
  establish restrictions, such as limitations and restrictions on ownership, dividends or other distributions of each of these classes or series of capital stock; and

  •
  establish qualifications and terms or conditions of redemption for each of these classes or series of capital stock.

  Certain Provisions of the Maryland General Corporation Law

        Under the Maryland General Corporation Law, or the MGCL, the Company's stockholders are generally not liable for our debts or obligations. If we liquidate, we will first pay all debts and other liabilities, including debts and liabilities arising out of the Company's status as general partner of the operating partnership, and any preferential distributions on any outstanding shares of preferred stock. Each holder of the Company's common stock then will share ratably in our remaining assets. All shares of the Company's common stock have equal distribution, liquidation and voting rights, and have no preference or exchange rights, subject to the ownership limits in the Company's charter or as permitted by the board of directors pursuant to executed waiver agreements.

        Under the MGCL, we generally require approval by the Company's stockholders by the affirmative vote of at least two-thirds of the votes entitled to vote before we can:

  •
  dissolve;

  •
  amend the Company's charter;

  •
  merge;

  •
  sell all or substantially all of our assets;

  •
  engage in a share exchange; or

  •
  engage in similar transactions outside the ordinary course of business.

        Because the term "substantially all of a company's assets" is not defined in the MGCL, it is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Although the MGCL allows the Company's charter to establish a lesser percentage of affirmative votes by the Company's stockholders for approval of those actions, the Company's charter does not include such a provision.

Preferred Stock

        The Company's charter authorizes us to issue 30,000,000 shares of preferred stock, par value $.01 per share. Of the 30,000,000 authorized shares of preferred stock, we have classified and designated 1,500,000 shares as Series A Preferred Stock, 1,610,000 shares as Series E Preferred Stock and 3,450,000 shares as Series F Preferred Stock. As of the date of this prospectus, 1,610,000 shares of the Company's Series E Preferred Stock are issued and outstanding and 3,450,000 shares of the Company's Series F Preferred Stock are issued and outstanding.

        We may classify, designate and issue additional shares of currently authorized shares of preferred stock, in one or more classes, as authorized by the board of directors without the prior consent of the Company's stockholders. The board of directors may afford the holders of preferred stock preferences, powers and rights—voting or otherwise—senior to the rights of holders of shares of the Company's common stock. The board of directors can authorize the issuance of currently authorized shares of preferred stock with terms and conditions that could have the effect of delaying or preventing a change of control transaction that might involve a premium price for holders of shares of the Company's common stock or otherwise be in their best interest. All shares of preferred stock which are issued and are or become outstanding are or will be fully paid and nonassessable. Before we may issue any shares of preferred stock of any class, the MGCL and the Company's charter require the board of directors to determine the following:

  •
  the designation;

  •
  the terms;

  •
  preferences;

  •
  conversion and other rights;

  •
  voting powers;

  •
  restrictions;

  •
  limitations as to distributions;

  •
  qualifications; and

  •
  terms or conditions of redemption.

7.45% Series A Cumulative Redeemable Preferred Stock, 7.80% Series E Cumulative Redeemable Preferred Stock and 7.50% Series F Cumulative Redeemable Preferred Stock

  General

        Of the Company's 30,000,000 authorized preferred shares, 1,500,000 shares have been classified and designated as 7.45% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock"), 1,610,000 shares have been classified and designated as 7.80% Series E Cumulative Redeemable Preferred Stock ("Series E Preferred Stock") and 3,450,000 shares have been classified and designated as 7.50% Series F Cumulative Redeemable Preferred Stock ("Series F Preferred Stock"). Shares of Series A Preferred Stock are issuable on a one-for-one basis only upon redemption or exchange of the Series A Preferred Units of the operating partnership. All of the designated shares of Series E Preferred Stock and Series F Preferred Stock are issued and outstanding.

  Dividends

        Each share of Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock is entitled to receive dividends that are:

  •
  cumulative preferential dividends, in cash, from the date of issue payable in arrears on the 15th of February, May, August and November of each year, including in the case of Series A Preferred Stock, any accumulated but unpaid distributions in respect of Series A Preferred Units at the time they are exchanged for shares of Series A Preferred Stock;

  •
  on parity with any payments made to each other and with all other preferred stock designated as ranking on parity with the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock;

  •
  in preference to any payment made on the Company's common stock or any of its other classes or series of capital stock or other equity securities ranking junior to the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock; and

  •
  at a rate of 7.45% per annum for shares of Series A Preferred Stock, at a rate of 7.80% per annum for shares of Series E Preferred Stock and at a rate of 7.50% per annum for shares of Series F Preferred Stock.

  Ranking

        The Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock will, with respect to dividends and rights upon voluntary or involuntary liquidation, dissolution or winding-up of our affairs, rank:

  •
  senior to the Company's common stock and all other preferred stock designated as ranking junior to the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock;

  •
  on parity with each other and with all other preferred stock designated as ranking on a parity with the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock; and

  •
  junior to all other preferred stock designated as ranking senior to the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

  Redemption

        At our option, we may redeem, in whole or in part, from time to time, upon not less than 30 or more than 60 days written notice, shares of Series A Preferred Stock at a redemption price payable in cash equal to $50.00 per share, and shares of Series E Preferred Stock and Series F Preferred Stock at a redemption price payable in cash equal to $25.00 per share, plus any accumulated but unpaid dividends whether or not declared up to and including the date of redemption:

  •
  by paying the redemption price of the Series E Preferred Stock and/or Series F Preferred Stock in cash; and

  •
  by paying the redemption price of the Series A Preferred Stock, excluding the portion consisting of accumulated but unpaid dividends, in cash solely out of proceeds from issuance of the Company's capital stock.

  No Maturity, Sinking Fund or Mandatory Redemption

        The Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock have no maturity date, and we are not required to redeem the Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock at any time. Accordingly, the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption rights. None of the Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock is subject to any sinking fund.

  Limited Voting Rights

        If we do not pay dividends on any shares of Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock for six or more quarterly periods, including any periods during which we do not make distributions in respect of Series A Preferred Units prior to their exchange into shares of Series A Preferred Stock, whether or not consecutive, the holders of Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock will have the right to vote as a single class with all other shares of capital stock ranking on parity with the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock which have similar vested voting rights for the election of two additional directors to the board of directors. The directors will be elected by a plurality of the votes cast in the election for a one-year term and each such director will serve until his successor is duly elected and qualified or until the director's right to hold the office terminates, whichever occurs earlier, subject to the director's earlier death, disqualification, resignation or removal. The election will take place at:

  •
  special meetings called at the request of the holders of at least 10% of the outstanding shares of Series A Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock, or the holders of shares of any other class or series of stock on parity with the Series A Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock with respect to which dividends are also accumulated and unpaid, if this request is received more than 90 days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting less than 90 days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders; and

  •
  each subsequent annual meeting (or special meeting in its place) until all dividends accumulated on the Series A Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and

    any such other class or series of stock on parity with the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock for all past dividend periods and the dividend for the then current dividend period, including accumulated but unpaid distributions in respect of Series A Preferred Units at the time they are exchanged for shares of Series A Preferred Stock have been fully paid or declared and a sum sufficient for the payment of the dividends is irrevocably set aside in trust for payment in full.

        When all of the dividends have been paid in full, the holders of Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock will be divested of their voting rights and the term of any member of the board of directors elected by the holders of Series A Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and holders of any other shares of stock on parity with the Series A Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock will terminate.

        In addition, so long as any shares of Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock are outstanding, without the consent of at least two-thirds of the holders of the series of preferred stock then outstanding, as applicable, we may not:

  •
  authorize or create, or increase the authorized or issued amount of, any shares of capital stock ranking senior to the Series A Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding-up of our affairs;

  •
  reclassify any of the Company's authorized shares of capital stock into any shares ranking senior to the Series A Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock;

  •
  designate or create, or increase the authorized or issued amount of, or reclassify any of the Company's authorized shares of capital stock into any stock on parity with the Series A Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent the shares on parity with the Series A Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock are issued to one of our affiliates; or

  •
  either

  •
  consolidate, merge into or with, or convey, transfer or lease our assets substantially as an entirety, to any corporation or other entity; or

  •
  amend, alter or repeal the provisions of the Company's charter or bylaws, whether by merger, consolidation or otherwise,

in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock or the holders of Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

        For purposes of the previous paragraph, the following events will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock or any of their holders:

  •
  any merger, consolidation or transfer of all or substantially all of our assets, so long as either:

  •
  we are the surviving entity and the Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, respectively, remain outstanding on the same terms; or

  •
  the resulting, surviving or transferee entity is a corporation, business trust or other like entity organized under the laws of any state and substitutes for the Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, respectively, other preferred stock having substantially the same terms and same rights as the Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, respectively, including with respect to dividends, voting rights and rights upon liquidation, dissolution or winding-up; and

  •
  any increase in the amount of authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either junior to or on parity with the Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding-up to the extent such preferred stock is not issued to one of our affiliates.

        In addition, we may increase the authorized or issued amount of the Series E Preferred Stock or Series F Preferred Stock, whether by amendment or supplement of the Company's charter or otherwise, without any vote of the holders of the Series E Preferred Stock or Series F Preferred Stock, respectively, if all such additional shares:

  •
  remain unissued; and/or

  •
  are issued to an underwriter in a public offering registered with the SEC.

        Each share of Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall have one vote per $50.00 of stated liquidation preference. The voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, as applicable.

        The Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock will have no voting rights other than as discussed above.

  Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, each share of Series A Preferred Stock is entitled to a liquidation preference of $50.00 per share and each share of Series E Preferred Stock and Series F Preferred Stock is entitled to a liquidation preference of $25.00 per share, plus any accumulated but unpaid dividends, in preference to any of the Company's common stock or any other class or series of the Company's capital stock, other than those equity securities expressly designated as ranking on a parity with or senior to the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

Restrictions on Ownership and Transfer of the Company's Capital Stock

  Internal Revenue Code Requirements

        To maintain the Company's tax status as a REIT, five or fewer "individuals," as that term is defined in the Code, which includes certain entities, may not own, actually or constructively, more than 50% in value of the Company's issued and outstanding capital stock at any time during the last half of a taxable year. Constructive ownership provisions in the Code determine if any individual or entity constructively owns the Company's capital stock for purposes of this requirement. In addition, 100 or more persons must beneficially own the Company's capital stock during at least 335 days of a taxable year or during a proportionate part of a short taxable year. Also, rent from tenants in which we actually or constructively own a 10% or greater interest is not qualifying income for purposes of the gross income tests of the Code. To help ensure we meet these tests, the Company's charter restricts the acquisition and ownership of shares of the Company's capital stock.

  Transfer Restrictions in the Company's Charter

        Subject to exceptions specified therein, the Company's charter provides that no holder may own, either actually or constructively under the applicable constructive ownership provisions of the Code:

  •
  more than 7.0%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company's common stock;

  •
  if and when issued, shares of the Company's Series A Preferred Stock, which, taking into account all other shares of the Company's capital stock actually or constructively held, would cause a holder to own more than 7.0% by value of the Company's outstanding shares of capital stock; or

  •
  more than 9.8%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company's Series E Preferred Stock or Series F Preferred Stock.

        In addition, because rent from tenants in which we actually or constructively own a 10% or greater interest is not qualifying rent for purposes of the gross income tests under the Code, the Company's charter provides that no holder may own, either actually or constructively by virtue of the constructive ownership provisions of the Code, which differ from the constructive ownership provisions used for purposes of the preceding sentence:

  •
  more than 9.8%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company's common stock;

  •
  if and when issued, shares of the Company's Series A Preferred Stock which, taking into account all other shares of the Company's capital stock actually or constructively held, would cause a holder to own more than 9.8% by value of the Company's outstanding shares of capital stock; or

  •
  more than 9.8%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company's Series E Preferred Stock or Series F Preferred Stock.

        We refer to the limits described in this paragraph and the preceding paragraph, together, as the "ownership limits."

        The constructive ownership provisions set forth in the Code are complex, and may cause shares of the Company's capital stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of shares of the Company's capital stock in an amount that does not exceed the ownership limits, or the acquisition of an interest in an entity that actually or constructively owns the Company's capital stock, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively shares in excess of the ownership limits and thus violate the ownership limits described above or otherwise permitted by the board of directors. In addition, if and when such shares are issued, a violation of the ownership limits relating to the Series A Preferred Stock could occur as a result of a fluctuation in the relative value of any outstanding series of the Company's preferred stock and the Company's common stock, even absent a transfer or other change in actual or constructive ownership.

        The Company's charter permits the board of directors to waive the ownership limits with respect to a particular stockholder if the board of directors:

  •
  determines that the ownership will not jeopardize the Company's status as a REIT; and

  •
  otherwise decides that this action would be in our best interest.

        As a condition of this waiver, the board of directors may require opinions of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the Company's REIT status. The board of directors has waived the ownership limit applicable to the Company's common stock for John B. Kilroy, Sr. and John B. Kilroy, Jr., members of their families and some of their affiliated entities, allowing them to own up to 19.6% of the Company's common stock. However, the board of directors conditioned this waiver upon the receipt of undertakings and representations from Messrs. Kilroy which it believed were reasonably necessary to conclude that the waiver would not cause us to fail to qualify and maintain the Company's status as a REIT. The board of directors has also waived the ownership limits with respect to the initial purchasers and certain of their affiliated entities in the offering of 3.250% Exchangeable Senior Notes due 2012, and in the offering of 4.250% Exchangeable Senior Notes due 2014, by our operating partnership, allowing each of such initial purchasers and certain of their affiliated entities to beneficially own up to 9.8%, in the aggregate, of the Company's common stock in connection with hedging of certain capped call transactions relating to those notes.

        In addition to the foregoing ownership limits, the Company's charter provides that no holder may own, either actually or constructively under the applicable attribution rules of the Code, any shares of any class of the Company's capital stock if, as a result of this ownership:

  •
  more than 50% in value of the Company's outstanding capital stock would be owned, either actually or constructively under the applicable constructive ownership provisions of the Code, by five or fewer individuals, as defined in the Code;

  •
  the Company's capital stock would be beneficially owned by less than 100 persons, determined without reference to any constructive ownership provisions; or

  •
  the Company would fail to qualify as a REIT.

        Under the Company's charter, any person who acquires or attempts or intends to acquire actual or constructive ownership of the Company's shares of capital stock that will or may violate any of the foregoing restrictions on transferability and ownership must give us notice immediately and provide us with any other information that we may request to determine the effect of the transfer on the Company's status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in the Company's best interest to attempt to qualify, or to continue to qualify, as a REIT.

  Effect of Violation of Ownership Limits and Transfer Restrictions

        The Company's charter provides that if any attempted transfer of the Company's capital stock or any other event would result in any person violating the ownership limits described above, unless otherwise permitted by the board of directors, then the purported transfer will be void ab initio and of no force or effect with respect to the attempted transferee as to that number of shares in excess of the applicable ownership limit, and the transferee shall acquire no right or interest in the excess shares. The Company's charter further provides that in the case of any event other than a purported transfer, the person or entity holding record title to any of the excess shares shall cease to own any right or interest in the excess shares.

        The Company's charter provides that any excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer.

        The trustee must:

  •
  within 20 days of receiving notice from us of the transfer of shares to the trust,

  •
  sell the excess shares to a person or entity who could own the shares without violating the ownership limits or as otherwise permitted by the board of directors, and

    •
    distribute to the prohibited transferee or owner, as applicable, an amount equal to the lesser of the price paid by the prohibited transferee or owner for the excess shares or the sales proceeds received by the trust for the excess shares;

  •
  in the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration, such as a gift,

  •
  sell the excess shares to a qualified person or entity, and

  •
  distribute to the prohibited transferee or owner, as applicable, an amount equal to the lesser of the market price of the excess shares as of the date of the event or the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the excess shares; and

  •
  in either case above, distribute any proceeds in excess of the amount distributable to the prohibited transferee or owner, as applicable, to the charitable organization selected by us as beneficiary of the trust.

        The trustee shall be designated by us and be unaffiliated with us and any prohibited transferee or owner. Prior to a sale of any excess shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and may also exercise all voting rights with respect to the excess shares.

        The Company's charter provides that, subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee's sole discretion:

  •
  to rescind as void any vote cast by a prohibited transferee or owner, as applicable, prior to our discovery that the Company's shares have been transferred to the trust; and

  •
  to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

        However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote. Any dividend or other distribution paid to the prohibited transferee or owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or as otherwise permitted by the board of directors, then the Company's charter provides that the transfer of the excess shares will be void ab initio.

        If shares of capital stock are transferred to any person in a manner which would cause us to be beneficially owned by fewer than 100 persons, the Company's charter provides that the transfer shall be null and void in its entirety, and the intended transferee will acquire no rights to the stock.

        If the board of directors shall at any time determine in good faith that a person intends to acquire or own, has attempted to acquire or own, or may acquire or own the Company's capital stock in violation of the limits described above, the Company's charter provides that the board of directors shall take actions to refuse to give effect to or to prevent the ownership or acquisition, including, but not limited to:

  •
  authorizing us to repurchase stock;

  •
  refusing to give effect to the ownership or acquisition on our books; or

  •
  instituting proceedings to enjoin the ownership or acquisition.

        All certificates representing shares of the Company's capital stock bear a legend referring to the restrictions described above.

        All persons who own at least a specified percentage of the outstanding shares of the Company's stock must file with us a completed questionnaire annually containing information about their ownership of the shares, as set forth in the applicable Treasury regulations. Under current Treasury regulations, the percentage is between 0.5% and 5.0%, depending on the number of record holders of the Company's shares. In addition, each stockholder may be required to disclose to us in writing information about the actual and constructive ownership of the Company's shares as the board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

        These ownership limitations could discourage a takeover or other transaction in which holders of some, or a majority, of the Company's shares of capital stock might receive a premium for their shares over the then prevailing market price or which stockholders might believe to be otherwise in their best interest.

Transfer Agent and Registrar for Shares of Capital Stock

        BNY Mellon Shareowner Services LLC is the transfer agent and registrar for shares of the Company's preferred stock and common stock.

 DESCRIPTION OF WARRANTS

        We currently have no warrants outstanding (other than options issued under the Company's stock option plan and the redemption and exchange rights of holders of units of the operating partnership, or the unitholders). We may issue warrants for the purchase of the Company's preferred stock or common stock. Warrants may be issued independently or together with any other offered securities offered by the applicable prospectus supplement and may be attached to or separate from such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between our Company and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the warrants offered hereby. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the designation, terms and number of shares of the Company's preferred stock or common stock purchasable upon exercise of such warrants;

  •
  the designation and terms of the offered securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

  •
  the date, if any, on and after which such warrants and the related preferred stock or common stock will be separately transferable, including any limitations on ownership and transfer of such warrants as may be appropriate to preserve the Company's status as a REIT;

  •
  the price at which each share of preferred stock or common stock purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of certain federal income tax consequences; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

 DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer fractional or multiple shares of preferred stock, rather than single shares of preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction or multiple of, to be described in an applicable prospectus supplement, of shares of a particular series of preferred stock. The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction or multiple thereof represented by the depositary share, to all of the rights and preferences of the preferred stock or other equity stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our common stock and preferred stock, see the descriptions in this prospectus under the heading "Description of Capital Stock."

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by the applicable prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

        Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made within this prospectus relating to the deposit agreement and the depositary receipt to be issued pursuant to the deposit agreement are summaries of certain anticipated provisions, and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

DESCRIPTION OF MATERIAL PROVISIONS OF THE PARTNERSHIP AGREEMENT OF KILROY REALTY, L.P.

        We have summarized certain terms and provisions of the Fifth Amended and Restated Agreement of Limited Partnership of the operating partnership, as amended, which we refer to as the "partnership agreement." This summary is not complete. For more detail, you should refer to the partnership agreement itself, which is incorporated by reference to our SEC filings. See "Where You Can Find More Information."

Management of the Partnership

        The operating partnership is a Delaware limited partnership. The Company is the sole general partner of the operating partnership and conducts substantially all of its business through the operating partnership.

        As the sole general partner of the operating partnership, the Company exercises exclusive and complete discretion in the day-to-day management and control of the operating partnership. Subject to certain exception set forth in the partnership agreement, the Company can cause the operating partnership to enter into certain major transactions including acquisitions, dispositions and refinancings and cause changes in its line of business, capital structure and distribution policies. The operating partnership has both preferred limited partnership interests and common limited partnership interests. As of December 31, 2010, the operating partnership had issued and outstanding 1,500,000 Series A Preferred Units, 1,610,000 Series E Preferred Units, 3,450,000 Series F Preferred Units and 54,072,801 common units.

        We refer collectively to the Series A Preferred Units, Series E Preferred Units, Series F Preferred Units and the common units as the units. Limited partners may not transact business for, or participate in the management activities or decisions of, the operating partnership, except as provided in the partnership agreement and as required by applicable law.

Indemnification of the Company's Officers and Directors

        To the extent permitted by applicable law, the partnership agreement provides indemnity to the Company, as general partner, and its officers and directors and any other persons the Company may designate. Similarly, the partnership agreement limits the Company's liability, as well as that of its officers and directors, to the operating partnership.

Transferability of Partnership Interests

        Generally, the Company may not voluntarily withdraw from or transfer or assign its interest in the operating partnership without the consent of the holders of at least 60% of the common partnership interests including the Company's interest. The limited partners may, without the consent of the general partner, transfer, assign, sell, encumber or otherwise dispose of their interest in the operating partnership to family members, affiliates (as defined under federal securities laws) and charitable organizations and as collateral in connection with certain lending transactions, and, with the consent of the general partner, may also transfer, assign or sell their partnership interest to accredited investors. In each case, the transferee must agree to assume the transferor's obligations under the partnership agreement. This transfer is also subject to the Company's right of first refusal to purchase the limited partner's units for our benefit.

        In addition, without the Company's consent, limited partners may not transfer their units:

  •
  to any person who lacks the legal capacity to own the units;

  •
  in violation of applicable law;

  •
  where the transfer is for only a portion of the rights represented by the units, such as the partner's capital account or right to distributions;

  •
  if we believe the transfer would cause the termination of the operating partnership or would cause it to no longer be classified as a partnership for federal or state income tax purposes;

  •
  if the transfer would cause the operating partnership to become a party-in-interest within the meaning of the Employee Retirement Income Security Act of 1974, or ERISA, or would cause its assets to constitute assets of an employee benefit plan under applicable regulations;

  •
  if the transfer would require registration under applicable federal or state securities laws;

  •
  if the transfer could cause the operating partnership to become a "publicly traded partnership" under applicable Treasury regulations;

  •
  if the transfer could cause the operating partnership to be regulated under the Investment Company Act of 1940 or ERISA; or

  •
  if the transfer would adversely affect the Company's ability to maintain its qualification as a REIT.

        The Company may not engage in any "termination transaction" without the approval of at least 60% of the common units in the operating partnership, including the Company's general partnership interest in the operating partnership. Examples of termination transactions include:

  •
  a merger;

  •
  a consolidation or other combination with or into another entity;

  •
  a sale of all or substantially all of our assets; or

  •
  a reclassification, recapitalization or change of our outstanding equity interests.

        In connection with a termination transaction, all common limited partners must either receive, or have the right to elect to receive, for each common unit an amount of cash, securities or other property equal to the product of:

  •
  the number of shares of common stock into which each common unit is then exchangeable; and

  •
  the greatest amount of cash, securities or other property paid to the holder of one share of Company common stock in consideration for one share of common stock pursuant to the termination transaction.

        If, in connection with a termination transaction, a purchase, tender or exchange offer is made to holders of Company common stock, and the common stockholders accept this purchase, tender or exchange offer, each holder of common units must either receive, or must have the right to elect to receive, the greatest amount of cash, securities or other property which that holder would have received if immediately prior to the purchase, tender or exchange offer it had exercised its right to redemption, received shares of Company common stock in exchange for its common units, and accepted the purchase, tender or exchange offer.

        The operating partnership also may merge or otherwise combine its assets with another entity with the approval of at least 60% of the common units if:

  •
  substantially all of the assets directly or indirectly owned by the surviving entity are held directly or indirectly by the operating partnership as the surviving partnership or another limited partnership or limited liability company is the surviving partnership of a merger, consolidation or combination of assets with the operating partnership;

  •
  the common limited partners own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of the operating partnership and the other net assets of the surviving partnership immediately prior to the consummation of this transaction;

  •
  the rights, preferences and privileges of the common limited partners in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership; and

  •
  the common limited partners may exchange their interests in the surviving partnership for either:

  •
  the consideration available to the common limited partner pursuant to the preceding paragraph; or

  •
  if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and the Company's common stock.

        The board of directors of the Company, in the Company's capacity as general partner, will reasonably determine relative fair market values and rights, preferences and privileges of the limited partners as of the time of the termination transaction. These values may not be less favorable to the limited partners than the relative values reflected in the terms of the termination transaction.

        We must use commercially reasonable efforts to structure transactions like those described above to avoid causing the common limited partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in the transaction. In addition, the operating partnership must use commercially reasonable efforts to cooperate with the common limited partners to minimize any taxes payable in connection with any repayment, refinancing, replacement or restructuring of indebtedness, or any sale, exchange or other disposition of its assets.

Issuance of Additional Units Representing Partnership Interests

        As sole general partner of the operating partnership, the Company has the ability to cause it to issue additional units representing general and limited partnership interests. These units may include units representing preferred limited partnership interests, subject to the approval rights of holders of the Series A Preferred Units with respect to the issuance of preferred units ranking senior to the Series A Preferred Units, holders of the Series E Preferred Units with respect to the issuance of preferred units ranking senior to the Series E Preferred Units and holders of Series F Preferred Units with respect to the issuance of preferred units ranking senior to the Series F Preferred Units as described in "—7.45% Series A Cumulative Redeemable Preferred Units, 7.80% Series E Cumulative Redeemable Preferred Units and 7.50% Series F Cumulative Redeemable Preferred Units."

Capital Contributions by the Company to the Operating Partnership

        The Company may borrow additional funds in excess of the funds available from borrowings or capital contributions from a financial institution or other lender or through public or private debt offerings. The Company may then lend these funds to the operating partnership on the same terms and conditions that applied to the Company. In some cases, the Company may instead contribute these funds as an additional capital contribution to the operating partnership and increase its interest in the operating partnership and decrease the interests of the limited partners.

The Effect of Awards Granted Under Our Stock Incentive Plans

        If options to purchase shares of Company common stock granted in connection with the Company's 1997 Stock Option and Incentive Plan or the Company's 2006 Incentive Award Plan, or any

successor equity incentive award plan, are exercised at any time, or restricted shares of common stock are issued under the plans, the Company must contribute to the operating partnership the exercise price that the Company receives in connection with the issuance of the shares of common stock to the exercising participant or the proceeds that the Company receives when it issues the shares. In exchange, the Company will be issued units in the operating partnership equal to the number of shares of common stock issued to the exercising participant in the plans.

Tax Matters that Affect the Operating Partnership

        The Company has the authority under the partnership agreement to make tax elections under the Code on the operating partnership's behalf.

Allocations of Net Income and Net Losses to Partners

        The net income of the operating partnership will generally be allocated:

  •
  first, to the extent holders of units have been allocated net losses, net income shall be allocated to such holders to offset these losses, in an order of priority which is the reverse of the priority of the allocation of these losses;

  •
  next, pro rata among the holders of Series A Preferred Units in an amount equal to a 7.45% per annum cumulative return on the stated value of $50.00 per Series A Preferred Unit, holders of Series E Preferred Units in an amount equal to a 7.80% per annum cumulative return on the stated value of $25.00 per Series E Preferred Unit, and holders of Series F Preferred Units in an amount equal to 7.50% per annum cumulative return on the stated value of $25.00 per Series F Preferred Unit, which are referred to as the "preferred returns"; and

  •
  the remaining net income, if any, will be allocated to the Company and to the common limited partners in accordance with their respective percentage interests.

        Net losses of the operating partnership will generally be allocated:

  •
  first, to the Company and the common limited partners in accordance with their respective percentage interests, but only to the extent the allocation does not cause a partner to have a negative adjusted capital account (ignoring any limited partner capital contribution obligations);

  •
  next, pro rata among the holders of the Series A Preferred Units, Series E Preferred Units and Series F Preferred Units, but only to the extent that the allocation does not cause a partner to have a negative adjusted capital account (ignoring any limited partner capital contribution obligations);

  •
  next, to partners pro rata in proportion to their positive adjusted capital accounts, until such capital accounts are reduced to zero; and

  •
  the remainder, if any, will be allocated to the Company.

        Notwithstanding the foregoing, the partnership agreement generally provides that the operating partnership's adjusted net income (as defined in the partnership agreement) will first be allocated to the holders of the operating partnership's Series A Preferred Units, the Series E Preferred Units and the Series F Preferred Units to the extent of their preferred returns, with the remaining items of net income or net loss allocated according to the provisions described above. The allocations described above are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury regulations.

Operations and Management of the Operating Partnership

        The operating partnership must be operated in a manner that will enable the Company to maintain its qualification as a REIT and avoid any federal income tax liability. The partnership agreement provides that the Company will determine from time to time, but not less frequently than quarterly, the net operating cash revenues of the operating partnership, as well as net sales and refinancing proceeds, pro rata in accordance with the partners' respective percentage interests, subject to the distribution preferences with respect to the Series A Preferred Units, Series E Preferred Units and Series F Preferred Units. The partnership agreement further provides that the operating partnership will assume and pay when due, or reimburse the Company for payment of, all expenses that the Company incurs relating to the ownership and operation of, or for the benefit of, the operating partnership and all costs and expenses relating to the Company's operations.

Term of the Partnership Agreement

        The operating partnership will continue in full force and effect until December 31, 2095, or until sooner dissolved in accordance with the terms of the partnership agreement.

7.45% Series A Cumulative Redeemable Preferred Units, 7.80% Series E Cumulative Redeemable Preferred Units and 7.50% Series F Cumulative Redeemable Preferred Units

  General

        The operating partnership has designated classes of preferred limited partnership units as the 7.45% Series A Cumulative Redeemable Preferred Units, the 7.80% Series E Cumulative Redeemable Preferred Units and the 7.50% Series F Cumulative Redeemable Preferred Units, representing preferred limited partnership interests. As December 31, 2010, 1,500,000 Series A Preferred Units, 1,610,000 Series E Preferred Units and 3,450,000 Series F Preferred Units are issued and outstanding.

  Distributions

        Each Series A Preferred Unit, Series E Preferred Unit and Series F Preferred Unit is entitled to receive cumulative preferential distributions payable on or before the 15th day of February, May, August and November of each year. Series A Preferred Units will be entitled to distributions at a rate of 7.45% per annum, Series E Preferred Units will be entitled to distributions at a rate of 7.80% per annum and Series F Preferred Units will be entitled to distributions at a rate of 7.50% per annum. The cumulative preferential distributions will be paid in preference to any payment made on any other class or series of partnership interest of the operating partnership, other than any other class or series of partnership interest expressly designated as ranking on parity with or senior to the Series A Preferred Units, the Series E Preferred Units and the Series F Preferred Units.

  Ranking

        The Series A Preferred Units, the Series E Preferred Units and the Series F Preferred Units rank:

  •
  senior to the operating partnership's common units and to all classes or series of preferred partnership units designated as ranking junior to the Series A Preferred Units, the Series E Preferred Units and the Series F Preferred Units with respect to distributions and rights upon liquidation, dissolution or winding-up;

  •
  on parity with each other and with all other classes or series of preferred partnership units designated as ranking on a parity with the Series A Preferred Units, the Series E Preferred Units and the Series F Preferred Units with respect to distributions and rights upon liquidation, dissolution or winding-up; and

  •
  junior to all other classes or series of preferred partnership units designated as ranking senior to the Series A Preferred Units, the Series E Preferred Units and the Series F Preferred Units.

  Limited Approval Rights

        For as long as any Series A Preferred Units remain outstanding, the operating partnership will not, without the affirmative vote of the holders of at least two-thirds of the units of such class, as applicable:

  •
  authorize, create or increase the authorized or issued amount of any class or series of partnership interests ranking senior to the Series A Preferred Units, or reclassify any partnership interests of the operating partnership into any class or series of partnership interest ranking senior to the Series A Preferred Units, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any class or series of partnership interests ranking senior to the Series A Preferred Units;

  •
  authorize or create, or increase the authorized or issued amount of any preferred partnership units on parity with the Series A Preferred Units, or reclassify any partnership interest into any preferred partnership units on parity with the Series A Preferred Units, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any preferred partnership units on parity with the Series A Preferred Units, but only to the extent that these preferred partnership units on parity with the Series A Preferred Units are issued to an affiliate of the operating partnership, other than to the Company to the extent the issuance of these interests was to allow the Company to issue corresponding preferred stock to persons who are not affiliates of the operating partnership; or

  •
  either consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or amend, alter or repeal the provisions of the partnership agreement, whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series A Preferred Units or the holders of the Series A Preferred Units.

  Redemption

        The operating partnership may redeem the Series A Preferred Units at any time, the Series E Preferred Units at any time, and the Series F Preferred Units at any time. The Series A Preferred Units will be payable solely out of the sale proceeds from the issuance of the Company's capital stock or out of the sale of limited partner interests in the operating partnership, at a redemption price, payable in cash, equal to the capital account balance of the holder of the Series A Preferred Units; provided, however, that no redemption will be permitted if the redemption price does not equal or exceed the original capital contribution of such holder plus accumulated and unpaid distributions to the date of redemption. If fewer than all of the outstanding Series A Preferred Units are to be redeemed, the Series A Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units). The operating partnership may not redeem fewer than all of the outstanding Series A Preferred Units unless all accumulated and unpaid distributions have been paid on all Series A Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption. The Series E Preferred Units may be redeemed at a redemption price, payable in cash, equal to the sum of $25.00 plus accumulated and unpaid distributions to the date of redemption per Series E Preferred Unit, if any. The Series F Preferred Units may be redeemed at a redemption price, payable in cash, equal to the sum of $25.00 plus accumulated and unpaid distributions to the date of redemption per Series F Preferred Unit, if any.

  Exchange

        The Series A Preferred Units may be exchanged on and after September 30, 2015, in whole but not in part, into shares of the Company's Series A Preferred Stock, at the option of 51% of the holders of all outstanding Series A Preferred Units. In addition, the Series A Preferred Units may be exchanged, in whole but not in part, into shares of Series A Preferred Stock at any time at the option of 51% of the holders if:

  •
  distributions on the Series A Preferred Units have not been timely made for six prior quarterly distribution periods, whether or not consecutive; or

  •
  the operating partnership or a subsidiary of the operating partnership is or is likely to become a "publicly traded partnership."

        In addition, the Series A Preferred Units may be exchanged prior to September 30, 2015, in whole but not in part, at the option of the holders of 51% of the Series A Preferred Units if the Series A Preferred Units would not be considered "stock and securities" for United States federal income tax purposes.

        The Series A Preferred Units also are exchangeable, in whole but not in part, if the operating partnership believes, or the initial holder believes, based upon the opinion of counsel, that the character of the operating partnership's assets and income would not allow the Company to qualify as a REIT. We may, in lieu of exchanging the Series A Preferred Units for shares of Series A Preferred Stock, elect to redeem all or a portion of the Series A Preferred Units for cash in an amount equal to the original capital contribution per Series A Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. If we elect to redeem fewer than all of the outstanding Series A Preferred Units, the number of Series A Preferred Units held by each holder to be redeemed shall equal such holder's pro rata share of the aggregate number of Series A Preferred Units being redeemed.

        The right of the holders of Series A Preferred Units to exchange their units for shares of Series A Preferred Stock will be subject to the ownership limitations in the Company's charter in order to maintain its qualification as a REIT for United States federal income tax purposes.

  Liquidation Preference

        The distribution and income allocation provisions of the partnership agreement have the effect of providing each Series A Preferred Unit, Series E Preferred Unit and Series F Preferred Unit with a liquidation preference to each holder equal to $50.00, $25.00 and $25.00 per share, respectively, plus any accumulated but unpaid distributions, in preference to any other class or series of partnership interest.

Common Limited Partnership Units

  General

        The partnership agreement provides that, subject to the distribution preferences of the Series A, Series E and Series F Preferred Units, common units are entitled to receive quarterly distributions of available cash on a pro rata basis in accordance with their respective percentage interests. As of December 31, 2010, 1,723,131 common limited partnership units were issued and outstanding.

  Redemption/Exchange Rights

        Common limited partners have the right to require the operating partnership to redeem part or all of their common units for cash based upon the fair market value of an equivalent number of shares of Company common stock at the time of the redemption. Alternatively, the Company may elect to acquire those units tendered for redemption in exchange for shares of Company common stock. The Company's acquisition will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of some rights, some extraordinary distributions and similar events. However, even if the Company elects not to acquire tendered units in exchange for shares of common stock, holders of common units that are corporations or limited liability companies may require that the Company issue common stock in exchange for their common units, subject to applicable ownership limits or any other limit as provided in the Company's charter or as otherwise determined by the board of directors, as applicable. The Company presently anticipates that the Company will elect to issue shares of common stock in exchange for common units in connection with each redemption request, rather than having the operating partnership redeem the common units for cash. With each redemption or exchange, the Company increases its percentage ownership interest in the operating partnership. Common limited partners may exercise this redemption right from time to time, in whole or in part, except when, as a consequence of shares of common stock being issued, any person's actual or constructive stock ownership would exceed the ownership limits, or any other limit as provided in the Company's charter or as otherwise determined by the board of directors.

  Common Limited Partner Approval Rights

        The partnership agreement provides that if the limited partners own at least 5% of the common units representing common partnership interests in the operating partnership, including those common units held by the Company as general partner, the Company will not, on behalf of the operating partnership and without the prior consent of the holders of more than 50% of the common units representing limited partnership interests in the operating partnership dissolve the operating partnership, unless the dissolution or sale is incident to a merger or a sale of substantially all of the Company's assets.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S CHARTER AND BYLAWS

        The following is a description of certain provisions of Maryland law and the Company's charter and bylaws. This description is not complete and is subject to, and qualified in its entirety by reference to, Maryland law and the Company's charter and bylaws. You should read the Company's charter and bylaws, which are incorporated by reference to our SEC filings. See "Where You Can Find More Information."

The Board of Directors

        The Company's charter provides that the number of the directors shall be established by its bylaws, but cannot be less than the minimum number required by the Maryland General Corporation Law, or MGCL, which is one. The Company's bylaws allow the board of directors to fix or change the number to not fewer than three and not more than 13 members. The number of directors is currently fixed at six. A majority of the remaining board of directors may fill any vacancy, other than a vacancy caused by removal. A majority of the board of directors may fill a vacancy resulting from an increase in the number of directors. The stockholders entitled to vote for the election of directors at an annual or special meeting of the Company's stockholders may fill a vacancy resulting from the removal of a director.

        The Company's charter and bylaws provide that a majority of the board of directors must be "independent directors." An "independent director" is a director who is not:

  •
  an employee, officer or affiliate of us or one of our subsidiaries or divisions;

  •
  a relative of a principal executive officer; or

  •
  an individual member of an organization acting as advisor, consultant or legal counsel, who receives compensation on a continuing basis from us in addition to director's fees.

  No Cumulative Voting

        Holders of shares of Company common stock have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of the Company's stockholders, the holders of a majority of the shares of Company common stock entitled to vote will be able to elect all of the successors of the directors at that meeting.

  Removal of Directors

        The Company's charter provides that its stockholders may remove a director only for "cause" and only by the affirmative vote of at least two-thirds of the shares entitled to vote in the election of directors. The MGCL does not define the term "cause." As a result, removal for "cause" is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation.

The Company is not Subject to the Maryland Business Combination Statute

        The Company has elected not to be subject to the "business combination" provisions of the MGCL (sections 3-601 through 3-604) and it cannot rescind such election and become subject to these business combination provisions without the approval of holders of a majority of its shares entitled to vote.

        In the event that the Company decides to be subject to the business combinations provision, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are generally prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A business combination includes a merger, consolidation or share exchange. A business combination may also include an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined in the MGCL as:

  •
  any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation's shares; or

  •
  an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the business combinations provisions of the MGCL if the board of directors approved in advance the transaction by which such person would otherwise have become an interested stockholder.

        At the conclusion of the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of Maryland law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

        As a result of the Company's decision not to be subject to the business combinations statute, an interested stockholder would be able to effect a "business combination" without complying with the requirements discussed above, which may make it easier for stockholders who become interested stockholders to consummate a business combination involving the Company. However, the Company cannot assure you that any business combinations will be consummated or, if consummated, will result in a purchase of shares of capital stock from its stockholders at a premium.

The Company is not Subject to the Maryland Control Share Acquisition Statute

        The Company has elected in its bylaws not to be subject to the "control share acquisition" provisions of the MGCL (sections 3-701 through 3-710). If it wants to be subject to these provisions, its bylaws would need to be amended. Such amendments would require the approval of the holders of a majority of the shares entitled to vote.

        Maryland law provides that "control shares" of a company acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to vote, excluding shares owned by the acquiror or by officers or directors who are employees of the Company. "Control shares" are voting shares of stock which, if aggregated with all other voting shares of stock previously acquired by the acquiror, or over which the acquiror is able to directly or indirectly exercise voting power, except solely by revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        "Control shares" do not include shares of stock the acquiring person is entitled to vote having obtained prior stockholder approval. Generally, "control share acquisition" means the acquisition of control shares.

        A person who has made or proposes to make a control share acquisition may compel the board of directors to call a special meeting of stockholders to consider voting rights for the shares. The meeting must be held within 50 days of demand. If no request for a meeting is made, the Company may present the question at any stockholders' meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights previously have been approved, for fair value. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the company is a party to the transaction, or to acquisitions approved or exempted by its charter or bylaws. Because the Company is not subject to these provisions, stockholders who acquire a substantial block of Company common stock do not need approval of the other stockholders before exercising full voting rights with respect to their shares on all matters. This may make it easier for any of these control share stockholders to effect a business combination with the Company. However, the Company cannot assure you that any business combinations will be consummated or, if consummated, will result in a purchase of shares of Company common stock from any stockholder at a premium.

Unsolicited Takeovers

        Under certain provisions of the MGCL relating to unsolicited takeovers, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify the board of directors into three classes with staggered terms of three years each and vest in its board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors, even if the remaining directors do not constitute a quorum. These statutory provisions also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until his successor is elected and qualified.

        An election to be subject to any or all of the foregoing statutory provisions may be made in the Company's charter or bylaws, or by resolution of the board of directors. Any such statutory provision to which the Company elects to be subject will apply even if other provisions of Maryland law or the Company's charter or bylaws provide to the contrary.

        If the Company made an election to be subject to the statutory provisions described above, the board of directors would automatically be classified into three classes with staggered terms of office of three years each, and would have the exclusive right to determine the number of directors and the exclusive right to fill vacancies on the board of directors. Moreover, any director elected to fill a vacancy would hold office for the remainder of the full term of the class of directors in which the vacancy occurred.

        In such instance, the classification and staggered terms of office of the directors would make it more difficult for a third party to gain control of the board of directors since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of the board of directors.

        The Company has not elected to become subject to the foregoing statutory provisions relating to unsolicited takeovers. However, the Company could by resolutions adopted by the board of directors and without stockholder approval, elect to become subject to some or all of these statutory provisions.

Amendment of the Company's Charter and Bylaws

        The Company's charter may generally be amended only if the amendment is declared advisable by the board of directors and approved by its stockholders by the affirmative vote of at least two-thirds of the shares entitled to vote on the amendment. The Company's bylaws generally may be amended by the affirmative vote of a majority of the board of directors or of a majority of the Company's shares entitled to vote. However, the following bylaw provisions may be amended only by the approval of a majority of the Company's shares of capital stock entitled to vote:

  •
  provisions opting out of the control share acquisition statute;

  •
  provisions requiring approval by the independent directors for selection of operators of our properties or of transactions involving John B. Kilroy, Sr. and John B. Kilroy, Jr. and their affiliates; and

  •
  provisions governing amendment of the Company's bylaws.

Meetings of Stockholders

        The Company's bylaws provide for annual meetings of its stockholders to elect directors and to transact other business properly brought before the meeting. In addition, a special meeting of stockholders may be called by:

  •
  the president;

  •
  the board of directors;

  •
  the chairman of the board;

  •
  holders of at least a majority of the Company's outstanding common stock entitled to vote by making a written request;

  •
  holders of 10% of the Company's Series A Preferred Stock for the stockholders of Series A Preferred Stock and all other classes or series of preferred stock ranking on parity with the Series A Preferred Stock to elect two additional directors to the board of directors if dividends on any shares of Series A Preferred Stock remain unpaid for six or more quarterly periods, whether or not consecutive;

  •
  holders of 10% of the Company's Series E Preferred Stock for the stockholders of Series E Preferred Stock and all other classes or series of preferred stock ranking on parity with the Series E Preferred Stock to elect two additional directors to the board of directors if dividends on any shares of Series E Preferred Stock remain unpaid for six or more quarterly periods, whether or not consecutive; and

  •
  holders of 10% of the Company's Series F Preferred Stock for the stockholders of Series F Preferred Stock and all other classes or series of preferred stock ranking on parity with the

    Series F Preferred Stock to elect two additional directors to the board of directors if dividends on any shares of Series F Preferred Stock remain unpaid for six or more quarterly periods, whether or not consecutive.

        The MGCL provides that the Company's stockholders also may act by unanimous written consent without a meeting with respect to any action that they are required or permitted to take at a meeting. To do so, each stockholder entitled to vote on the matter must sign the consent setting forth the action.

Advance Notice of Director Nominations and New Business

        The Company's bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of other business to be considered by stockholders at the meeting may be made only:

  •
  pursuant to the Company's notice of the meeting;

  •
  by or at the direction of the board of directors; or

  •
  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures of the Company's bylaws.

        The Company's bylaws also provide that with respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting.

        The advance notice provisions of the Company's bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then prevailing market price or which holders of the Company's common stock believe is in their best interests.

Dissolution of the Company

        Under the MGCL, the Company may be dissolved if a majority of the entire board of directors determines by resolution that dissolution is advisable and submits a proposal for dissolution for consideration at any annual or special meeting of stockholders, and this proposal is approved, by the vote of the holders of two-thirds of the shares of the Company's capital stock entitled to vote on the dissolution.

Indemnification and Limitation of Liability of Directors and Officers

        The Company's charter and bylaws, and the partnership agreement, provide for indemnification of its officers and directors against liabilities to the fullest extent permitted by the MGCL, as amended from time to time.

        The MGCL permits the Company to indemnify its directors and officers and other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under the MGCL, the Company may indemnify its directors or officers against judgments, penalties, fines, settlements and reasonable expenses that they actually incur in connection with the proceeding unless the proceeding is one by the Company or in its right and the director or officer has been found to be liable to the Company. In addition, the Company may not indemnify a director or officer in any proceeding charging improper personal benefit to them if they were found to be liable on the basis that personal benefit was received. The termination of any proceeding by judgment, order or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

        In addition, the MGCL provides that, unless limited by its charter, a corporation shall indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding. The Company's charter contains no such limitation.

        As permitted by the MGCL, the Company's charter limits the liability of its directors and officers to the Company and its stockholders for money damages, subject to specified restrictions. However, the liability of the Company's directors and officers to it and its stockholders for money damages is not limited if:

  •
  it is proved that the director or officer actually received an improper benefit or profit in money, property or services; or

  •
  a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

        This provision does not limit the Company's ability or its stockholders' ability to obtain other relief, such as an injunction or rescission.

        The partnership agreement provides that the Company, as general partner, and its officers and directors are indemnified to the same extent its officers and directors are indemnified in its charter. The partnership agreement limits the Company's liability and the liability of its officers and directors to the operating partnership and its partners to the same extent that its charter limits the liability of its officers and directors to it and its stockholders. See "Description of Material Provisions of the Partnership Agreement of Kilroy Realty, L.P.—Indemnification of the Company's Officers and Directors."

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the Company for liability arising under the Securities Act of 1933, as amended, the Securities Act, the Company has been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

        The Company has entered into indemnification agreements with certain of its executive officers and directors. The indemnification agreements provide that:

  •
  the Company must indemnify its executive officers and directors to the fullest extent permitted by applicable law and advance to its executive officers and directors all expenses related to the defense of indemnifiable claims against them, subject to reimbursement if it is subsequently determined that indemnification is not permitted;

  •
  the Company must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements; and

  •
  to the extent to which the Company maintains directors' and officers' liability insurance, the Company must provide coverage under such insurance to its executive officers and directors.

        The Company's indemnification agreements with its executive officers and directors offer substantially the same scope of coverage afforded by applicable law. In addition, as contracts, these indemnification agreements provide greater assurance to its directors and executive officers that indemnification will be available because they cannot be modified unilaterally in the future by the board of directors or the stockholders to eliminate the rights that they provide.

Anti-takeover Effect of Certain Provisions of Maryland Law and of the Company's Charter and Bylaws

        If the resolution of the board of directors exempting the Company from the business combination provisions of the MGCL and the applicable provision in its bylaws exempting it from the control share acquisition provisions of the MGCL are rescinded or revoked (which in each case would require stockholder approval) or it elects to be subject to the unsolicited takeover provisions of the MGCL, then the business combination, control share acquisition and unsolicited takeover provisions of the MGCL, the provisions of its charter on removal of directors, the advance notice provisions of its bylaws and certain other provisions of its charter and bylaws and Maryland law could delay, deter or prevent a change of control of the Company or other transactions that might involve a premium price for holders of its capital stock or otherwise be in their best interest.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of the material United States federal income tax considerations related to the election by the Company to be taxed as a REIT and the United States federal income tax considerations anticipated to be material to holders of our capital stock. This summary is for general information only and is not tax advice. All references to "we," "us" and "our" in this summary refer to the Company.

        The information in this summary is based on current law, including:

  •
  the Code;

  •
  current, temporary and proposed Treasury regulations promulgated under the Code;

  •
  the legislative history of the Code;

  •
  current administrative interpretations and practices of the IRS; and

  •
  court decisions;

in each case, as of the date of this summary. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change.

        We have not requested, and do not plan to request, any rulings from the IRS concerning our tax status as a REIT, and the statements in this summary are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged. This summary does not discuss any state, local or foreign tax considerations.

You are urged to consult your tax advisors regarding the tax consequences to you of:

  •
  the acquisition, ownership and sale or other disposition of our capital stock, including the United States federal, state, local, foreign and other tax consequences;

  •
  our election to be taxed as a REIT for United States federal income tax purposes; and

  •
  potential changes in the applicable tax laws.

Taxation of the Company

        General.    We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1997. We believe that we have been organized and have operated in a manner which will allow us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1997, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify."

        Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 1997, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. See "—Failure to Qualify." Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to its date.

        The sections of the Code and the corresponding Treasury regulations that relate to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the United States federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.

        Provided we qualify for taxation as a REIT, we generally will not be required to pay United States federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a C corporation. A C corporation is a corporation that is generally required to pay tax at the corporate-level. Double taxation generally means taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will be required to pay United States federal income tax, however, as follows:

  •
  We will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

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  We may be required to pay the "alternative minimum tax" on our items of tax preference under some circumstances.

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  If we have (1) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

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  We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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  If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test, and (B) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

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  If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% and 10% asset tests), as described below, due to reasonable cause and we nonetheless maintain our

    REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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  If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

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  We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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  If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the necessary parties make or refrain from making the appropriate elections under the applicable Treasury regulations then in effect.

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  We will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a "taxable REIT subsidiary" of ours to any of our tenants. See "—Penalty Tax." Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations.

        We may be subject to a variety of taxes other than United States federal income tax, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations.

        Requirements for Qualification as a Real Estate Investment Trust.    The Code defines a REIT as a corporation, trust or association:

  1)
  that is managed by one or more trustees or directors;

  2)
  that issues transferable shares or transferable certificates to evidence its beneficial ownership;

  3)
  that would be taxable as a domestic corporation but for special Code provisions applicable to REITs;

  4)
  that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

  5)
  that is beneficially owned by 100 or more persons;

  6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

  7)
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

        We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding the ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in Article IV of our charter. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See "—Failure to Qualify."

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

        Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.    We own and operate one or more properties through partnerships and limited liability companies. Treasury regulations generally provide that, in the case of a REIT which is a partner in a partnership or a member in a limited liability company that is treated as a partnership for United States federal income tax purposes, the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, pursuant to Treasury regulations, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT, including for purposes of satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for United States federal income tax purposes in which we directly or indirectly own an interest include such entity's share of assets and items of income of any partnership or limited liability company in which it owns an interest. We have included a brief summary of the rules governing the United States federal income taxation of partnerships and limited liability companies below in "—Tax Aspects of the Operating Partnership, the Subsidiary Partnerships and Limited Liability Companies."

        We have direct control of the operating partnership and certain subsidiary partnerships and limited liability companies and we intend to continue to operate them in a manner consistent with the requirements for our qualification as a REIT. From time to time, we may be a limited partner or non-managing member in certain partnerships and limited liability companies. If any such partnership or limited liability company were to take actions that could jeopardize our status as a REIT or require us to pay tax, we could be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis.

In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. See "—Failure to Qualify" below.

        We may from time to time own and operate certain properties through wholly owned subsidiaries that we intend to be treated as "qualified REIT subsidiaries" under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation's outstanding stock and we do not elect with the corporation to treat it as a "taxable REIT subsidiary," as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and such items, for all purposes of the Code, including the REIT qualification tests. Thus, in applying the United States federal tax requirements described in this prospectus, any corporations in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities, and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not required to pay United States federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under "—Asset Tests."

        Ownership of Interests in Taxable REIT Subsidiaries.    A taxable REIT subsidiary of ours is a corporation other than a REIT in which we directly or indirectly hold stock and that has made a joint election with us to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to income tax as a regular C corporation. In addition, a taxable REIT subsidiary of ours may be prevented from deducting interest on debt that we directly or indirectly fund if certain tests regarding the taxable REIT subsidiary's debt-to-equity ratio and interest expense are satisfied. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 10% or 5% asset tests described below. See "—Asset Tests." We currently own interests in Kilroy Realty TRS, Inc., and we have jointly elected with Kilroy Realty TRS, Inc. to have it be treated as a taxable REIT subsidiary. We may acquire interests in additional taxable REIT subsidiaries in the future.

        Income Tests.    We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into after July 30, 2008, and certain foreign currency gains recognized after July 30, 2008, from (a) investments relating to real property or mortgages on real property, including "rents from real property" and, in certain circumstances, interest, or (b) certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into on or after January 1, 2005, and certain foreign currency gains recognized after July 30, 2008, from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

        For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

  •
  The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

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  We, or an actual or constructive owner of 10% or more of our stock, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for substantially comparable space. Whether rents paid by our taxable REIT subsidiary are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

  •
  Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as "rents from real property"; and

  •
  We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property." Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary's provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% REIT gross income test.

        We generally do not intend, and as a general partner of the operating partnership do not intend to permit the operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent such failure will not, based on the advice of our tax counsel, jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.

        Income we receive that is attributable to the rental of parking spaces at the properties will constitute rents from real property for purposes of the REIT gross income tests if certain services provided with respect to the parking facilities are performed by independent contractors from whom we derive no income, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking facilities meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. The term "hedging transaction" generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. The hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income we derive from a hedging transaction, including gain from the sale or disposition thereof, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and will not constitute gross income and thus will be exempt from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into on or prior to July 30, 2008 will be treated as nonqualifying income for purposes of the 75% gross income test. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005, will be qualifying income for purposes of the 95% gross income test. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        To the extent our taxable REIT subsidiary, Kilroy Realty TRS, Inc., pays dividends, we generally will derive our allocable share of such dividend income through our interest in the operating partnership. Such dividend income will qualify under the 95%, but not the 75%, REIT gross income test.

        We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the REIT income tests. While we expect these actions will prevent a violation of the REIT income tests, we cannot guarantee that such actions will in all cases prevent such a violation. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Commencing with our taxable year beginning January 1, 2005, we generally may avail ourselves of the relief provisions if:

  •
  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury regulations to be issued; and

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation of the Company—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

        Prohibited Transaction Income.    Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by the operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning properties and to make occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by us or by our subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains from any such sales.

        Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

        We believe that, in all instances in which Kilroy Realty TRS, Inc. provides services to our tenants, the fees paid to Kilroy Realty TRS, Inc. for such services are at arm's-length rates, although the fees paid may not satisfy the safe-harbor provisions contained in the Code. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's-length fee for tenant services over the amount actually paid.

        Asset Tests.    At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets.

        First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the operating partnership and its subsidiary partnerships and other entities treated as partnerships for United States federal income tax purposes, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.

        Second, not more than 25% of the value of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

        Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, securities satisfying the "straight debt" safe-harbor. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose, certain securities described in the Code. For years prior to 2001, the 10% limit applies only with respect to voting securities of any issuer and not to the value of the securities of any issuer.

        Fourth, not more than 25% (20% for taxable years beginning before January 1, 2009) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

        The operating partnership owns 100% of the outstanding stock of Kilroy Realty TRS, Inc. Kilroy Realty TRS, Inc. elected, together with us, to be treated as a taxable REIT subsidiary. So long as Kilroy Realty TRS, Inc. qualifies as our taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of securities in Kilroy Realty TRS, Inc. We or Kilroy Realty TRS, Inc. may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries will not exceed 25% (or 20% for taxable years beginning before January 1, 2009) of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 5% asset test, the 10% voting securities limitation, 10% value limitation, and the 75% asset test. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

        The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through the operating partnership or our subsidiary partnerships and limited liability companies) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of increasing our interest in the operating partnership or in our subsidiary partnerships and limited liability companies). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to the operating partnership and as limited partners exercise their redemption/exchange rights. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in the operating partnership or in our subsidiary partnerships and limited liability companies), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

        Certain relief provisions may be available to us if we fail to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset test, in excess of the de minimis exception described above, we may avoid disqualification as a REIT, after the 30 day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, and (ii) disclosing certain information to the IRS. In such case, we will be required to pay a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets.

        Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in the operating partnership's overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT. See "—Failure to Qualify" below.

        Annual Distribution Requirements.    To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

  •
  90% of our "real estate investment trust taxable income"; and

  •
  90% of our after tax net income, if any, from foreclosure property; minus

  •
  the excess of the sum of certain items of non-cash income over 5% of the "real estate investment trust taxable income."

        For these purposes, our "real estate investment trust taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

        In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset, over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

        We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution for a taxable year may be declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions generally are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. The amount distributed must not be preferential (i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than in according to its dividend rights as a class). To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "real estate investment trust taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of the operating partnership authorizes us, as general partner of the operating partnership, to take such steps as may be necessary to cause the operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

        We expect that our real estate investment trust taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing real estate investment trust taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, we may be required to borrow funds to pay cash dividends or to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements, while preserving our cash. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. Recent guidance issued by the IRS extends and clarifies earlier guidance regarding certain part-stock and part-cash dividends by REITs. Pursuant to IRS Revenue Procedure 2010-12, certain part-stock and part-cash dividends distributed by publicly traded REITs with respect to calendar years 2008 though 2011, and in some cases declared as late as December 31, 2012, will be treated as distributions for purposes of the REIT distribution requirements. Under the terms of this Revenue Procedure, up to 90% of our distributions could be paid in shares of our capital stock. Although we reserve the right to utilize this procedure in the future, we currently have no intent to do so.

        Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

        Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, at least the sum of 85% of our real estate investment trust ordinary income for such year, 95% of our real estate investment trust capital gain net income for the year and any undistributed taxable income from prior periods. Any real estate investment trust taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

        For purposes of the distribution requirements and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period, and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

        Like-Kind Exchanges.    We have in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for United States federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to United States federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

        Commencing with our taxable year beginning January 1, 2005, specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. In addition, individuals may be eligible for the preferential rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Operating Partnership, the Subsidiary Partnerships and Limited Liability Companies

        General.    Substantially all of our investments are held indirectly through the operating partnership. In addition, the operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships or disregarded entities for United States federal income tax purposes. In general, entities that are classified as partnerships (or disregarded entities) for United States federal income tax purposes are "pass-through" entities which are not required to pay United States federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax on this income, without regard to whether the partners or members receive a distribution of cash from the entity. We will include in our income our proportionate share of the foregoing items for purposes of the various REIT income tests and in the computation of our real estate investment trust taxable income. Moreover, as described above under "—Asset Tests," for purposes of the REIT asset tests, we will generally include our proportionate share of assets held by the operating partnership, including its share of assets held by its subsidiary partnerships and limited liability companies, based on our capital interests. See "—Taxation of the Company."

        Entity Classification.    Our interests in the operating partnership and its subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of any of these entities as a partnership (or disregarded entity), as opposed to an association taxable as a corporation for United States federal income tax purposes. If the operating partnership, a subsidiary partnership or a limited liability company were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could preclude us from satisfying the asset tests and possibly the income tests (see "—Taxation of the Company—Asset Tests" and "—Income Tests"). This, in turn, could prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in the operating partnership's, a subsidiary partnership's or a subsidiary limited liability company's status for tax purposes might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

        The Company believes the operating partnership and each of its other partnerships and limited liability companies will be classified as partnerships or disregarded entities for United States federal income tax purposes.

        Allocations of Income, Gain, Loss and Deduction.    A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the related Treasury regulations. Generally, Section 704(b) of the Code and the related Treasury regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners or members.

        The partnership agreement of the operating partnership provides for preferred distributions of cash and preferred allocations of income to the holders of its preferred units. These units have been issued to us and to limited partners of the operating partnership. We will acquire additional preferred units from our limited partners upon any exchange of such units for shares of our preferred stock. In addition, upon our issuance of additional shares of preferred stock for cash or other consideration, we will contribute the net proceeds or other consideration from such issuance to the operating partnership in exchange for additional preferred units with similar terms. In general, all remaining items of income and loss will be allocated to the holders of common units in proportion to the number of common units held by each unit holder. See the discussion under "Description of Material Provisions of the Partnership Agreement of Kilroy Realty, L.P.—Allocations of Net Income and Net Losses to Partners," describing the allocations of net income and net losses to partners required pursuant to the partnership agreement of the operating partnership. Some limited partners have agreed to guarantee debt of the operating partnership, either directly or indirectly through an agreement to make capital contributions to the operating partnership under limited circumstances. As a result, and notwithstanding the above discussion of allocations of income and loss to holders of common units, these limited partners could under limited circumstances be allocated a disproportionate amount of net loss of the operating partnership or a disproportionate amount of net income of the operating partnership to offset any such allocations of net loss.

        If an allocation is not recognized by the IRS for United States federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' or members' interests in the partnership or limited liability company. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The operating partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations promulgated thereunder.

        Tax Allocations with Respect to the Properties.    Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company, must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the property at the time of contribution. These allocations are solely for United States federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. The operating partnership was formed by way of contributions of appreciated property (i.e., property having an adjusted tax basis less than its fair market value at the time of contribution). Moreover, subsequent to the formation of the operating partnership, additional appreciated property has been contributed to the operating partnership in exchange for interests in the operating partnership. The partnership agreement of the operating partnership requires that these allocations be made in a manner consistent with Section 704(c) of the Code.

        Treasury regulations issued under Section 704(c) of the Code provide partnerships and limited liability companies with a choice of several methods of accounting for book-tax differences, including retention of the "traditional method" or the election of certain methods which would permit any distortions caused by a book-tax difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. We and the operating partnership have determined to use the "traditional method" for accounting for book-tax differences for the properties initially contributed to the operating partnership and for certain assets contributed subsequently. We and the operating partnership have not yet decided what method will be used to account for book-tax differences for properties acquired by the operating partnership in the future.

        In general, the partners of the operating partnership who acquired their limited partnership interests through a contribution of appreciated property will be allocated depreciation deductions for tax purposes that are lower than such deductions would have been if they had been determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have such a book-tax difference, all income attributable to such book-tax difference (as adjusted) generally will be allocated to the contributing partners. These allocations will tend to eliminate the book-tax difference over the life of the operating partnership. However, under the traditional method, the special allocation rules of Section 704(c) of the Code do not always entirely eliminate the book-tax difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the operating partnership may cause us or other partners to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to us or other partners as a result of the sale. Such an allocation might cause us or other partners to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See "—Taxation of the Company—Requirements for Qualification as a Real Estate Investment Trust" and "—Annual Distribution Requirements."

        Any property acquired by the operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

Federal Income Tax Considerations for Holders of Our Capital Stock

        The following summary describes the principal United States federal income tax consequences to you of acquiring, owning and disposing of our capital stock. You should consult your tax advisors concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the acquisition, ownership and disposition of our capital stock arising under the laws of any state, local or foreign taxing jurisdiction.

        This summary deals only with capital stock held as a "capital asset," which is generally property held for investment within the meaning of Section 1221 of the Code. Your tax treatment will vary depending upon your particular situation, and this discussion does not address all the tax consequences that may be relevant to you in light of your particular circumstances. State, local and foreign income tax laws may differ substantially from the corresponding United States federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the United States federal income tax law, except to the extent discussed under the headings "—Taxation of Tax Exempt Stockholders" and "—Taxation of Non-United States Stockholders." Holders of capital stock receiving special treatment include, without limitation:

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  financial institutions, banks and thrifts;

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  insurance companies;

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  tax-exempt organizations;

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  "S" corporations;

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  traders in securities that elect to mark to market;

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  partnerships or other pass-through entities and persons holding our capital stock through a partnership or other pass-through entity;

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  holders subject to the alternative minimum tax;

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  regulated investment companies and REITs;

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  foreign corporations or partnerships, and persons who are not residents or citizens of the United States;

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  broker-dealers or dealers in securities or currencies;

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  United States expatriates;

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  persons holding our capital stock as a hedge against currency risks, as part of an integrated transaction, or as a position in a straddle; or

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  United States persons whose functional currency is not the United States dollar.

        When we use the term "United States stockholder," we mean a beneficial holder of shares of our capital stock who is, for United States federal income tax purposes:

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  an individual who is a citizen or resident of the United States;

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  a corporation or other entity created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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  an estate, the income of which is subject to United States federal income tax regardless of its source; or

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  a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or a trust that has a valid election in place to be treated as a United States person.

        If you hold shares of our capital stock and are not a United States stockholder, you are a "non-United States stockholder." See "—Taxation of Non-United States Stockholders" below.

Taxation of Taxable United States Stockholders Generally

        Distributions Generally.    Distributions out of our current or accumulated earnings and profits, other than capital gain dividends and certain amounts previously subject to corporate level taxation as discussed below, will constitute dividends taxable to our taxable United States stockholders as ordinary income when actually or constructively received. See "—Tax Rates" below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of United States stockholders that are corporations or, except to the extent provided in "—Tax Rates" below, the preferential rates on qualified dividend income applicable to individuals. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

        To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a United States stockholder. This treatment will reduce the adjusted tax basis which the United

States stockholder has in its shares of our capital stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a United States stockholder's adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. United States stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

        United States stockholders who receive certain stock dividends, including dividends partially paid in our capital stock and partially paid in cash that comply with IRS Revenue Procedure 2010-12, as described above under "Taxation of the Company—Annual Distribution Requirements," would be required to include the full amount of the dividend (i.e., the cash and the stock portion) as ordinary income (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for United States federal income tax purposes, as described above. The value of any capital stock received as part of a distribution generally is equal to the amount of cash that could have been received instead of the capital stock. Depending on the circumstances of a United States stockholder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such a United States stockholder would have to pay the tax using cash from other sources. If a United States stockholder sells the capital stock it receives as a dividend in order to pay this tax and the sales proceeds are less than the amount required to be included in income with respect to the dividend, such United States stockholder could have a capital loss with respect to the capital stock sale that could not be used to offset such dividend income. A United States stockholder that receives capital stock pursuant to a distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.

        Capital Gain Dividends.    Dividends that we properly designate as capital gain dividends will be taxable to our taxable United States stockholders as a gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to the holders of each such class of stock for the year bears to the total dividends, as determined for United States federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year.

        Retention of Net Capital Gains.    We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a United States stockholder generally would:

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  include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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  be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the United States stockholder's long-term capital gains;

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  receive a credit or refund for the amount of tax deemed paid by it;

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  increase the adjusted basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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  in the case of a United States stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be issued.

        Passive Activity Losses and Investment Interest Limitations.    Distributions we make and gain arising from the sale or exchange by a United States stockholder of our shares will not be treated as passive activity income. As a result, United States stockholders generally will not be able to apply any "passive losses" against this income or gain. A United States stockholder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

        Dispositions of Our Capital Stock.    If a United States stockholder sells or disposes of shares of capital stock to a person other than us, it will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder's adjusted tax basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held the capital stock for more than one year at the time of such sale or disposition. However, if a United States stockholder recognizes loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the United States stockholder received distributions from us which were required to be treated as long-term capital gains.

        Redemption or Repurchase by Us.    A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase will be treated as a sale or exchange if it:

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  is "substantially disproportionate" with respect to the U.S. stockholder;

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  results in a "complete termination" of the U.S. stockholder's stock interest in us; or

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  is "not essentially equivalent to a dividend" with respect to the U.S. stockholder,

all within the meaning of Section 302(b) of the Code.

        In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the United States stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the United States stockholder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the United States stockholder depends upon the facts and circumstances at the time that the determination must be made, United States stockholders are advised to consult their tax advisors to determine such tax treatment.

        If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See "—Distributions Generally." A United States stockholder's adjusted basis in the redeemed or repurchased shares of the stock for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a United States stockholder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

        If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under "—Dispositions of Our Capital stock."

        Backup Withholding.    We report to our United States stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a United States stockholder may be subject to backup withholding with respect to dividends paid unless the United States stockholder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A United States stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the United States stockholder's United States federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See "—Taxation of Non-United States Stockholders."

        Taxation of Tax Exempt Stockholders.    Dividend income from us and gain arising upon a sale of shares generally will not be unrelated business taxable income to a tax-exempt stockholder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt stockholder holds its shares as "debt-financed property" within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, debt-financed property is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

        For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from United States federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to some trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts, or if such REIT is not "predominantly held" by "qualified trusts." As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because our stock will be publicly traded, we cannot guarantee that this will always be the case.

        Tax Rates.    The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain "capital gain dividends," is generally 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) "qualified dividend income" is generally 15%. However, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year). For taxable years beginning after December 31, 2012, the 15% capital gains tax rate is currently scheduled to increase to 20% and the rate applicable to dividends is currently scheduled to increase to the tax rate then applicable to ordinary income. United States stockholders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income.

        In addition, certain United States stockholders who are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. United States stockholders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our common stock.

Taxation of Non-United States Stockholders

        The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our capital stock by non-United States stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation and does not address any state, local or foreign tax consequences that may be relevant to a non-United States stockholder in light of its particular circumstances. We urge non-United States stockholders to consult their tax advisors to determine the impact of United States federal, state, local and foreign income tax laws on the acquisition, ownership, and disposition of shares of our capital stock, including any reporting requirements.

        Distributions Generally.    Distributions that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-United States stockholder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to United States stockholders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-United States stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting United States federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

        For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except as otherwise provided below, we expect to withhold United States income tax at the rate of 30% on any distributions made to a non-United States stockholder unless:

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  a lower treaty rate applies and the non-United States stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

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  the non-United States stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-United States stockholder's trade or business.

However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-United States stockholder to the extent that such distributions do not exceed the non-United States stockholder's adjusted basis in our capital stock, but rather will reduce the adjusted basis of such capital stock. To the extent that these distributions exceed a non-United States stockholder's adjusted basis in our capital stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below.

        With respect to non-United States stockholders who receive certain stock dividends, including dividends partially paid in our capital stock and partially paid in cash that comply with IRS Revenue Procedure 2010-12, as described above under "Taxation of the Company—Annual Distribution Requirements," we may be required to withhold United States tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in capital stock.

        Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.    Distributions to a non-United States stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

  1)
  the investment in our capital stock is treated as effectively connected with the non-United States stockholder's United States trade or business, in which case the non-United States stockholder will be subject to the same treatment as United States stockholders with respect to such gain, except that a non-United States stockholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

  2)
  the non-United States stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        Pursuant to the Foreign Investment in Real Property Tax Act, or FIRPTA, distributions to a non-United States stockholder that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) will cause the non-United States stockholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-United States stockholders would generally be taxed at the same rates applicable to United States stockholders. We also will be required to withhold and to remit to the IRS 35% (or 15% to the extent provided in Treasury regulations) of any distribution to a non-United States stockholder that we designate as a capital gain dividend, or, if greater, 35% (or 15% to the extent provided in Treasury regulations) of a distribution to the non-United States stockholder that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-United States stockholder's United States federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-United States stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions.

        Retention of Net Capital Gains.    Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the capital stock held by United States stockholders generally should be treated with respect to non-United States stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-United States stockholder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax we pay on such retained capital gains, and to receive from the IRS a refund to the extent its proportionate share of such tax paid by us exceeds its actual United States federal income tax liability.

        Sale of Our Capital Stock.    Gain recognized by a non-United States stockholder upon the sale or exchange of our capital stock generally will not be subject to United States federal income taxation unless such stock constitutes a "United States real property interest" within the meaning of FIRPTA. Our capital stock will not constitute a "United States real property interest" so long as we are a "domestically-controlled qualified investment entity." A "domestically-controlled qualified investment entity" includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-United States stockholders. We believe, but cannot guarantee, that we have been a "domestically-controlled qualified investment entity." Even if we have been a "domestically-controlled qualified investment entity," because our capital stock is publicly traded, no assurance can be given that we will continue to be a "domestically-controlled qualified investment entity."

        Notwithstanding the foregoing, gain from the sale or exchange of our capital stock not otherwise subject to FIRPTA will be taxable to a non-United States stockholder if either (1) the investment in our capital stock is treated as effectively connected with the non-United States stockholder's United States trade or business or (2) the non-United States stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, in general, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock (subject to the 5% exception applicable to "regularly traded" stock described above), a non-United States stockholder may be treated as having gain from the sale or exchange of United States real property interest if the non-United States stockholder (or certain of its affiliate or related parties) (1) disposes of our capital stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of our capital stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). Non-United States stockholders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our capital stock.

        Even if we do not qualify as a "domestically-controlled qualified investment entity" at the time a non-United States stockholder sells or exchanges our capital stock, gain arising from such a sale or exchange would not be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" if:

  1)
  our capital stock is "regularly traded," as defined by applicable Treasury regulations, on an established securities market such as the New York Stock Exchange; and

  2)
  such non-United States stockholder owned, actually and constructively, 5% or less of our capital stock throughout the applicable testing period.

If gain on the sale or exchange of our capital stock were subject to taxation under FIRPTA, the non-United States stockholder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable United States stockholder. In addition, if the stock is not then traded on an established securities market, the purchaser of the capital stock would be required to withhold and remit to the IRS 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our capital stock exceed the holder's substantive tax liability resulting from such disposition, such excess may be refunded or credited against such holder's United States federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our capital stock may not satisfy a non-United States stockholder's entire tax liability under FIRPTA, and such holder remains liable for the timely payment of any remaining tax liability.

        Backup Withholding and Information Reporting.    Generally, we must report annually to the IRS the amount of dividends paid to a non-United States stockholder, such stockholder's name and address, and the amount of tax withheld, if any. A similar report is sent to the non-United States stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-United States stockholder's country of residence.

        Payments of dividends or of proceeds from the disposition of stock made to a non-United States stockholder may be subject to information reporting and backup withholding unless such stockholder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either the Company has or its paying agent has actual knowledge, or reason to know, that a holder is a United States person. Backup withholding is not an additional tax. Rather, the United States federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

Foreign Accounts

        Withholding taxes may apply to certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities after December 31, 2012. Under these rules, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding taxes being imposed on payments of dividends and sales proceeds to United States stockholders who own the shares through foreign accounts or foreign intermediaries and certain non-United States stockholders. Specifically, a 30% withholding tax will be imposed on dividends on, or gross proceeds from the sale or other disposition of, our stock paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Prospective investors should consult their tax advisors regarding these rules.

Other Tax Consequences

        State, local and foreign income tax laws may differ substantially from the corresponding United States federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. You should consult your tax advisors regarding the effect of state, local and foreign tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock.

 PLAN OF DISTRIBUTION

        We may sell the offered securities on a delayed or continuous basis through agents, underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale, or in any other manner, as provided in the applicable prospectus supplement. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

        Underwriters may offer and sell the securities at: (i) a fixed price or prices, which may be changed, (ii) market prices prevailing at the time of sale, (iii) prices related to the prevailing market prices at the time of sale or (iv) negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and our operating partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.

        Unless we specify otherwise in the applicable prospectus supplement, any series of securities issued hereunder will be a new issue with no established trading market (other than our common stock, Series E Preferred Stock and Series F Preferred Stock, each of which is listed on the NYSE). If we sell any shares of our common stock, or additional shares of our Series E Preferred Stock or Series F Preferred Stock, pursuant to a prospectus supplement, such shares will be listed on the NYSE, subject to official notice of issuance. We may elect to list any other securities issued hereunder on any exchange, but we are not obligated to do so. Any underwriters or agents to or through whom such securities are sold by us or our operating partnership for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

        To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and our operating partnership in the ordinary course of business.

LEGAL MATTERS

        Certain legal matters with respect to the validity of shares of the Company's capital stock and certain other legal matters relating to Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Certain legal matters will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Latham & Watkins LLP will rely as to certain matters of Maryland law on the opinion of Ballard Spahr LLP.

EXPERTS

        The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Kilroy Realty Corporation's and Kilroy Realty, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of Kilroy Realty Corporation's and Kilroy Realty, L.P.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The statement of revenues and certain expenses for the year ended December 31, 2009 of 303 Second Street property, incorporated by reference in this prospectus, has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein (which report expresses an unqualified opinion on the statement of revenues and certain expenses and includes an explanatory paragraph referring to the purpose of the statement). Such statement of revenues and certain expenses has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        The Company files proxy statements and the Company and the operating partnership file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You can inspect reports and other information the Company and the operating partnership file at the offices of the NYSE, 20 Broad Street, New York, New York 10005. In addition, we maintain a website that contains information about us at http://www.kilroyrealty.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or the applicable prospectus supplement or any other report or document we file with or furnish to the SEC.

        We have filed with the SEC a Registration Statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, the Registration Statement, under the Securities Act with respect to the securities registered hereby. This prospectus and the applicable prospectus supplement do not contain all of the information set forth in the Registration Statement and exhibits and schedules to the Registration Statement. For further information with respect to our Company and the securities registered hereby, reference is made to the Registration Statement, including the exhibits to the Registration Statement. Statements contained in this prospectus and the applicable prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and the applicable prospectus supplement are not necessarily complete and, where that contract is an exhibit to the Registration Statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the Registration Statement, including the exhibits and schedules to the Registration Statement, may be examined at the SEC's public reference room. Copies of all or a portion of the Registration Statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. The Registration Statement is also available to you on the SEC's website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in the Registration Statement of which this prospectus is a part is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

  •
  Kilroy Realty Corporation's and Kilroy Realty, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2010;

  •
  Kilroy Realty Corporation's Current Report on Form 8-K filed on May 27, 2010, as amended by that Current Report on Form 8-K/A filed on June 11, 2010; and Kilroy Realty Corporation's and Kilroy Realty, L.P.'s Current Report on Form 8-K filed on January 13, 2011 (relating to Items 1.01, 2.03 and 9.01 of Form 8-K); and

  •
  the description of the Company's capital stock contained in Kilroy Realty Corporation's registration statement on Form 8-A/A filed on June 10, 2005 (file number 001-12675), including any amendment or reports filed for the purpose of updating this description.

        We are also incorporating by reference any additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering described in this prospectus and the applicable prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are deemed not "filed" with the SEC, including our compensation committee reports and performance graph included or incorporated by reference in any Annual Report on Form 10-K or any information or related exhibits furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K (including, without limitation, our Current Report on Form 8-K filed on January 13, 2011 relating to Items 2.02 and 9.01 on Form 8-K).

        To receive a free copy of any of the documents incorporated by reference in this prospectus, including exhibits, if they are specifically incorporated by reference in the documents, call or write Investor Relations, Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064.

4,000,000 Shares

6.875% Series G Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 Per Share)

PROSPECTUS SUPPLEMENT

Wells Fargo Securities

BofA Merrill Lynch

Barclays Capital

J.P. Morgan

RBC Capital Markets

Comerica Securities

KeyBanc Capital Markets

March 16, 2012